                                                                   EXHIBIT 10.21

                                                                            1(a)

                            DATED 9th November, 1991

                          ENERGY CONVERSION AGREEMENT

                                      for

                       A COAL FIRED THERMAL POWER STATION

                       AT BARANGAY IBABANG PULO, PAGBILAO,
                               QUEZON, PHILIPPINES

                                    between

                           NATIONAL POWER CORPORATION

                                      and

                     HOPEWELL ENERGY INTERNATIONAL LIMITED

                                 Clifford Chance
                                    Hong Kong


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                               TABLE OF CONTENTS

Article                                     Heading                             Page
---------        ----------------------------------------------------------     ----

Article 1        Definition of Terms ......................................       2
Article 2        Scope of Agreement .......................................       5
Article 3        Part A - Construction of the Power Station ...............       8
                 Part B - Construction Timetable ..........................      11
Article 4        Testing ..................................................      12
Article 5        Operation of the Power Station ...........................      13
Article 6        Supply of Fuel ...........................................      14
Article 7        Part A - Supply of Electricity ...........................      16
                 Part B - Fees ............................................      16
                 Part C - Foreign Exchange ................................      18
                 Part D - Change in Circumstances .........................      19
Article 8        Part A - Transfer of Ownership ...........................      19
                 Part B - Buyout ..........................................      20
Article 9        Representations and Warranties of HOPEWELL ...............      21
Article 10       Representations and Warranties of NAPOCOR ................      22
Article 11       Taxes ....................................................      23
Article 12       Insurance ................................................      23
Article 13       Transmission Line ........................................      23
Article 14       Force Majeure ............................................      24
Article 15       Delay, Termination and Abandonment .......................      25
Article 16       Several Obligations ......................................      26
Article 17       Notices ..................................................      26
Article 18       Non-Waiver ...............................................      27
Article 19       Benefit of Agreement .....................................      27
Article 20       Dispute Resolution .......................................      28
Article 21       Entire Agreement .........................................      28
Article 22       Law ......................................................      28
Article 23       Disclaimer ...............................................      28
Article 24       Jurisdiction .............................................      29
Article 25       Effect of Article/Section Headings .......................      29
Article 26       Separability .............................................      29
Article 27       Liability ................................................      29
Article 28       Conditions Precedent .....................................      30
Article 29       Late Payment .............................................      33

FIRST SCHEDULE
                 PROJECT SCOPE AND SPECIFICATIONS ..........................     34

SECOND SCHEDULE
                 OPERATING PARAMETERS ......................................     40

THIRD SCHEDULE
                 PENALTY ON DELAYS .........................................     43

FOURTH SCHEDULE
                 SPECIFICATIONS FOR FUEL SUPPLY AND START-UP ELECTRICITY ...     44

FIFTH SCHEDULE
                 TRANSMISSION LINE SPECIFICATIONS ..........................     46


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
SIXTH SCHEDULE
                 ELECTRICITY DELIVERY PROCEDURES ...........................     49

SEVENTH SCHEDULE
                 MEASUREMENT AND RECORDING OF ELECTRICITY ..................     51

EIGHTH SCHEDULE
                 DELIVERY OF POWER AND ENERGY ..............................     53

NINTH SCHEDULE
                 DOCUMENTARY REQUIREMENTS FOR THE EFFECTIVE DATE ...........     59

TENTH SCHEDULE
                 INSURANCE .................................................     61

ELEVENTH SCHEDULE
                 FORM OF PERFORMANCE UNDERTAKING ...........................     62

TWELFTH SCHEDULE
                 FORM OF ACCESSION UNDERTAKING .............................     63

THIRTEENTH SCHEDULE
                 FORM OF LEGAL OPINION OF NAPOCOR'S GENERAL COUNSEL ........     66

FOURTEENTH SCHEDULE
                 TESTS AND TEST PROCEDURES .................................     68

FIFTEENTH SCHEDULE
                 REQUIRED PROJECT DESCRIPTION DATA FOR
                 ENVIRONMENTAL IMPACT ASSESSMENT STUDY .....................     73

SIXTEENTH SCHEDULE
                 SAMPLE COMPUTATIONS OF MONTHLY BILLINGS,
                 START-UP CHARGES, PENALTIES AND INCENTIVES ................     75

SEVENTEENTH SCHEDULE
                 ACCESS ROAD AND BRIDGE SPECIFICATIONS .....................     82

SIGNATURE ..................................................................     84


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KNOW ALL MEN BY THESE PRESENTS

This Agreement is made and entered into by and between:


         HOPEWELL ENERGY INTERNATIONAL LIMITED, a private corporation, duly organised and existing under the laws of Hong Kong with its principal address at 64th Floor, Hopewell Centre, 183 Queen's Road East, Hong Kong represented by its Directors Gordon Wu Ying Sheung and Eddie Ho Ping Chang, who are duly authorised to represent it in this Agreement, hereinafter referred to as HOPEWELL

                                    - and -

         NATIONAL POWER CORPORATION, a government owned and controlled corporation duly organised and existing under and by virtue of Republic Act No. 6395, as amended, with its principal office at the corner of Agham Road and Quezon Avenue, Diliman, Quezon City, Philippines, represented herein by its President Pablo Malixi, who is duly authorised to represent it in this Agreement, hereinafter referred to as NAPOCOR.

                                    RECITALS

WHEREAS NAPOCOR has called for the development of new power facilities to support and maintain the country's rapid economic growth.

WHEREAS on 15th March, 1989, NAPOCOR issued to the public a notice inviting interested parties to prequalify to bid for a 2 x 350 MW coal fired thermal power plant project on a build-own-transfer (BOT) and/or build-own-operate-transfer (BOOT) basis.

WHEREAS in response to an invitation to tender from NAPOCOR, Hopewell Holdings Limited ("HHL") submitted a bid to undertake the construction and operation of a 2 x 350 MW coal fired thermal power plant on a build-own-operate-transfer basis.

WHEREAS NAPOCOR, after having evaluated project proposals and selecting the one most advantageous to NAPOCOR, issued a letter of award on the 16th July, 1990 following which it was agreed that HOPEWELL would supply a coal fired thermal power station to NAPOCOR on such a basis.

WHEREAS Pursuant to the said letter HOPEWELL has agreed to construct and operate and NAPOCOR has agreed to accept a coal fired thermal power station upon the terms and subject to the conditions hereinafter set forth.

WHEREAS HOPEWELL has caused the formation of a subsidiary Philippine corporation called Hopewell Power (Philippines) Corporation, for the purpose of undertaking certain of the work in respect of the building and operating of the Power Station and performing other undertakings specified in this Agreement.

NOW IT IS HEREBY AGREED as follows:-

                                    Article 1
                              Definition of Terms

1.1      In this Agreement and in the recitals hereto:

         "ACCESSION UNDERTAKING" means an agreement in the form substantially set out in the Twelfth Schedule (Form of Accession Undertaking) pursuant to which HOPEWELL PHILIPPINES agrees to become a party hereto as therein provided;

         "ACCESS ROAD" means the road or roads identified as such in the map contained in the Seventeenth Schedule (Access Road and Bridge Specifications);

         "AVAILABILITY" means the maximum generating capacity from time to time of the Power Station as determined pursuant to the Availability Schedule;

         "AVAILABILITY SCHEDULE" means the schedule of the generating capacity of the Power Station agreed pursuant to Article 5.7;

         "BOI" means the Board of Investments of the Republic of the Philippines;

         "BRIDGE" means the bridge connecting Pagbilao Grande island to the mainland as shown in the Seventeenth Schedule (Access Road and Bridge Specifications) and to be constructed by HOPEWELL;

         "CAPACITY FEES" means Capital Recovery Fees, Fixed Operating Fees, Infrastructure Fees and Service Fees;

         "CAPITAL RECOVERY FEES" means the fees payable by NAPOCOR to HOPEWELL in respect of the recovery of HOPEWELL's capital costs incurred in relation to the Project as provided in Part B of Article 7;

         "CENTRAL BANK" means the Central Bank of the Philippines;

         "COAL" means coal supplied for the use of the Power Station in accordance with the provisions of the Fuel Specifications;

         "COMPLETION DATE" means the day upon which HOPEWELL certifies that the Power Station, capable of operating in accordance with the Operating Parameters, has successfully completed its testing, or would have had had NAPOCOR performed its obligations hereunder relating to access (Articles 2.4, 2.5, 3.6) fuel and start-up electricity and the taking of electricity (Articles 2.9, 2.10, 4.4, 6.1 and 6.7) and transmission line (Articles 2.9, 3.6, 13) in a timely manner;

         "CONTRACTED CAPACITY" shall have the meaning given to it in the Eighth Schedule (Delivery of Power and Energy);

         "COOPERATION PERIOD" means, in relation to a Unit, the period of twenty-five (25) years from the later of the Target Completion Date in respect of such Unit and the Unit Completion Date in respect of such Unit, as the same may be extended from time to time pursuant to the terms hereof;


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         "DELIVERY POINTS" means the metering points referred to in the Seventh
         Schedule (Measurement and Recording of Electricity);

         "DOWNTIME" shall have the meaning given to it in the Sixth Schedule (Electricity Delivery Procedures);

         "EFFECTIVE DATE" means the date on which NAPOCOR and HOPEWELL certify that all the conditions contained in Articles 28.1, 28.2 and 28.3 have been fulfilled or waived to the satisfaction of NAPOCOR in the case of
         Article 28.1 and fulfilled or waived to the satisfaction of HOPEWELL in the case of Articles 28.2 and 28.3;

         "ENERGY FEES" means the fees payable by NAPOCOR to HOPEWELL in respect of energy supplied to NAPOCOR as provided in Part B of Article 7;

         "EMERGENCY" means unforeseen circumstances affecting the Luzon grid which reasonably require NAPOCOR to request HOPEWELL to supply it with power and energy as soon as practicable in order to avoid damage to NAPOCOR's electric system and/or a failure in the continuous supply of electricity from the grid;

         "FIXED OPERATING FEES" means the fees payable by NAPOCOR to HOPEWELL in respect of the recovery of HOPEWELL's fixed operating costs incurred in relation to the Project as provided in Part B of Article 7;

         "FORCE MAJEURE" shall have the meaning specified in Article 14.1;

         "FORCED OUTAGE" shall have the meaning given to it in the Sixth Schedule (Electricity Delivery Procedures);

         "FUEL" means any and all Coal and/or Oil;

         "FUEL SPECIFICATIONS" means the specifications as to the quality and method of storage, supply and delivery of the Fuel for the Power Station described in Article 6 and the Fourth Schedule (Specifications for Fuel Supply and Start-Up Electricity);

         "HOPEWELL PHILIPPINES" means Hopewell Power (Philippines) Corporation;

         "INFRASTRUCTURE" means the Jetty, the Bridge, the fuel handling equipment and the fuel storage equipment;

         "INFRASTRUCTURE FEES" means the fees payable by NAPOCOR to HOPEWELL in respect of the recovery of HOPEWELL's capital costs and debt service incurred in relation to relevant Infrastructure as provided in Part B of Article 7;

         "JETTY" means the jetty or wharf described in the First Schedule (Project Scope and Specifications);

         "MONTH" means the period commencing immediately after the taking of a photograph of the electricity meters on the 25th of each calendar month, pursuant to the Seventh Schedule (Measurement and Recording of Electricity) and ending upon the taking of such photograph on the 25th of the next calendar month; in the case of the first month in the Cooperation Period in respect of a Unit "MONTH" means the period commencing on the first day of that Cooperation Period and ending upon the taking of a photograph of the electricity meters on the 25th of the current calendar


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
         month (or the next calendar month if the period commenced on or after the 25th of the current calendar month) and in the case of the last month in the Cooperation Period in respect of a Unit "MONTH" means the period commencing immediately after the end of the immediately preceding Month and ending upon the taking of a photograph of the electricity meters on the last day of the Cooperation Period in respect of that Unit;

         "NOMINAL CAPACITY" shall mean in respect of the Power Station 700 MW and in respect of each Unit 350 MW;

         "OIL" means oil supplied for the use of the Power Station in accordance with the provisions of the Fuel Specifications;

         "OPERATING PARAMETERS" means the operating parameters of the Power Station and the Units described in the Second Schedule (Operating Parameters);

         "PERFORMANCE COAL" means Coal which satisfies the Fuel Specifications set out in Part I of the Fourth Schedule (Specifications for Fuel Supply and Start-Up Electricity);

         "PERFORMANCE UNDERTAKING" means the agreement referred to in Article 28.3(i);

         "POWER STATION" means the power station built, or to be built, pursuant to Article 2.1;

         "PROJECT" means the design, construction, equipping, completion, testing, commissioning and operation of the Power Station;

         "SERVICE FEES" means the fees payable by NAPOCOR to HOPEWELL in respect of return on HOPEWELL's investment in the Project as provided in Part B of Article 7;

         "SITE" means the site for the Power Station at Barangay Ibabang Pulo, Pagbilao, Quezon, Philippines as more particularly described in the First Schedule (Project Scope and Specifications);

         "SPECIFICATIONS" means the specifications of the Power Station and the Units described in the First Schedule (Project Scope and
         Specifications);

         "T-BILL RATE" means, in respect of any day for which interest based on such rate is being calculated under this Agreement, the rate per annum at which Philippine Treasury Bills (with terms of 30 days or, for the purposes of Article 2.8(c), 91 days, or if no such bill is issued such bill which is issued having the term nearest to 30 days, or in the case of Article 2.8(c), 91 days) were issued by the Philippine Government on the Friday immediately preceding such day, or, if there were no Treasury Bills issued on such Friday, on the day immediately preceding such Friday on which Treasury Bills were issued provided that if for 30 days no Philippine Treasury Bills are issued, then "T-Bill Rate" shall mean such alternative rate of interest as may be agreed between HOPEWELL and NAPOCOR at such time, or, in the absence of agreement, the rate per annum certified and evidenced by HOPEWELL to be its effective cost of borrowing at such time;

         "TARGET COMPLETION DATE" means, subject to Article 3.12:-

         (a)      in relation to Unit 1, 31st July, 1995;


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         (b)      in relation to Unit 2, 30th October, 1995; and

         (c)      in relation to the Power Station, 30th October, 1995;

         "TRANSFER DATE" means the day following the last day of the Cooperation Period in respect of Unit 2;

         "TRANSMISSION LINE" means the transmission line to be installed and connected by NAPOCOR pursuant to Articles 2.9 and 3.6(iv) and having the specifications set out in the Fifth Schedule (Transmission Line Specifications);

         "UNIT" means each of the two 350 MW coal fired thermal units which together and together with the ancillary equipment form the Power Station and "UNIT 1" means the first Unit to be completed and "UNIT 2" means the second Unit to be completed;

         "UNIT AVAILABILITY" means the maximum generating capacity from time to time of a Unit as determined pursuant to the Availability Schedule; and

         "UNIT COMPLETION DATE" means the day upon which HOPEWELL certifies that a Unit, capable of operating in accordance with the Operating Parameters, has successfully completed its testing, or would have had had NAPOCOR performed its obligations hereunder relating to access (Articles 2.4, 2.5, 3.6) fuel and start-up electricity and the taking of electricity (Articles 2.9, 2.10, 4.4, 6.1 and 6.7) and transmission line (Articles 2.9, 3.6, 13) in a timely manner.

1.2 Any reference in this Agreement to an "ARTICLE", "PART" or a "SCHEDULE" is a reference to an article or part hereof or a schedule hereto.

1.3      In this Agreement:

         (i) "$" and "DOLLAR(S)" denote lawful currency of the United States of America;

         (ii) "PS" and "PESO(s)" denote lawful currency of the Republic of the Philippines;

         (iii)    "MW" denotes a megawatt;

         (iv)     "KW" denotes a kilowatt;

         (v)      "KWHR" denotes a kilowatt hour; and

         (vi)     "KVA" denotes a Kilovolt-ampere.



                                    ARTICLE 2
                               SCOPE OF AGREEMENT

2.1 DESIGN AND CONSTRUCTION OF POWER STATION. HOPEWELL shall cause and be responsible for the design, development, construction, completion, testing and commissioning of a coal fired thermal power station.


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


2.2 CONSTRUCTION. The Power Station shall be constructed and equipped in accordance with the First Schedule (Project Scope and Specifications).

2.3 COST OF CONSTRUCTION. All costs of HOPEWELL in connection with the construction of the Power Station as provided in Article 2.1 shall be borne by HOPEWELL. All necessary funding including any available preferential credits shall be arranged by and be the responsibility of HOPEWELL.

2.4 THE SITE. NAPOCOR shall make full access available to and from the Site to HOPEWELL its employees, contractors, sub-contractors and advisors along the Access Road (and for such purpose construct on a timely basis and maintain at NAPOCOR's cost the Access Road), for the purpose of constructing and operating the Power Station, at no cost to HOPEWELL, for the period from the Effective Date until the Transfer Date and shall make available reasonable access to and from the Site between the date hereof and the Effective Date for the purpose of allowing preliminary contract works, except that, subject to NAPOCOR providing the necessary and timely access and land for the purpose, HOPEWELL shall be responsible for the construction, maintenance and cost of the Bridge.

2.5 START-UP ELECTRICITY. NAPOCOR shall ensure that start-up electricity is made available at the Site as necessary for the timely construction, testing and commissioning of the Power Station.

2.6 OPERATION. Following the Completion Date, the Power Station and the Units shall be capable of operating within the Operating Parameters set out in the Second Schedule (Operating Parameters).

2.7      RESPONSIBILITIES OF HOPEWELL. HOPEWELL shall be responsible for:

         (a)      the importation and transportation of equipment to the Site,

         (b) the obtaining of building, construction, operating and other permits (save that HOPEWELL shall only be responsible for obtaining permits of an environmental nature on the basis only of an Environmental Impact Study prepared by NAPOCOR at its own cost and submitted to HOPEWELL to form the basis of their application for an Environmental Compliance Certificate), licences and approvals for the Project, and of visas and work permits for foreign personnel, the recruitment of local labour and compliance with all local and other regulations including the payment of all fees and costs thereof, and

         (c) constructing, to the specifications set out in Part V of the First Schedule (Project Scope and Specifications) and in compliance with the requirements of the Environmental Compliance Certificate, a 10,000 KVA electricity sub-station to provide electricity (other than start-up electricity which shall be provided by NAPOCOR) required by HOPEWELL during the construction of the Power Station and transfer the ownership thereof to NAPOCOR upon the later of (i) the date on which the purchase price payable therefor has been paid in full pursuant to Article 2.8(c) or (ii) the Project Completion Date.


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

2.8      RESPONSIBILITIES OF NAPOCOR. NAPOCOR shall:-

         (a) subject to having received from HOPEWELL the information described in the Fifteenth Schedule, provide HOPEWELL with an environmental impact assessment report (including, without prejudice the foregoing generality, an Environmental Impact Study) which shall be necessary for HOPEWELL to obtain an Environmental Compliance Certificate,

         (b) otherwise assist HOPEWELL with respect to its responsibilities under Article 2.7 on a best efforts basis and

         (c) pay to HOPEWELL the sum of the equivalent in pesos (calculated using the official guiding rate of the Bankers Association of the Philippines published on the Effective Date) of US$525,000 together with interest thereon at the T-Bill Rate from the date of the bill of lading for the transformer for the sub-station referred to in Article 2.7(c), to the date such sum has been paid in full by way of purchase price for the said sub-station. NAPOCOR and HOPEWELL agree that HOPEWELL shall set-off any amounts payable to NAPOCOR in respect of electricity delivered to HOPEWELL pursuant to the terms of this Agreement against firstly accrued interest on and thereafter the principal amount of the said price Provided that (a) if HOPEWELL reasonably believes that no further electricity (other than start-up electricity) shall be required from NAPOCOR under this Agreement then the balance of the said price and any interest accrued thereon shall become due and payable on demand of HOPEWELL and (b) any balance of the said price and interest accrued thereon not paid by the Completion Date shall be paid in full on the Completion Date.

2.9 FUEL AND TRANSMISSION LINE. NAPOCOR shall at its own cost supply Fuel in accordance with the specifications set out in the Fourth Schedule (Specifications for Fuel Supply and Start-Up Electricity) and start-up electricity of the required quantity and quality and at the required time for the testing, commissioning and operation of the Power Station, shall construct, install and connect the Transmission Line and shall take all electricity generated during testing and commissioning.

2.10 FUEL SUPPLY AND ELECTRICITY DELIVERY. Until the Transfer Date, NAPOCOR shall, at its own cost, supply and deliver all Fuel for the Power Station in accordance with the specifications set forth in this Agreement and the Schedules and shall take all electricity generated by the Power Station at the request of NAPOCOR and shall pay to HOPEWELL fees as provided in Part B of Article 7.

2.11 COSTS OF NAPOCOR. NAPOCOR shall be responsible for and shall bear all costs incurred by it in connection with the performance of its obligations hereunder.

2.12 OWNERSHIP OF POWER STATION. From the Effective Date until the Transfer Date, HOPEWELL shall, directly or indirectly, own the Power Station and all the fixtures, fittings, machinery and equipment on the Site or used in connection with the Power Station which have been supplied by it or at its cost. HOPEWELL shall operate, manage and maintain the Power Station for the purpose of converting Fuel of NAPOCOR into electricity.

2.13 ELECTRICITY. During the Cooperation Period NAPOCOR shall ensure the continuing and uninterrupted provision of electricity to the Power Station


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

         to be provided by it as provided in the First Schedule (Project Scope and Specifications).

2.14 TRANSFER. On the Transfer Date the Power Station shall be transferred by HOPEWELL to NAPOCOR without the payment of any compensation and otherwise in accordance with the provisions of Part A of Article 8.

2.15 COOPERATION. The parties hereto shall mutually cooperate with each other in order to achieve the objectives of this Agreement and the performance by each of the parties hereto of their respective obligations hereunder.

                                    ARTICLE 3
                                     PART A
                       CONSTRUCTION OF THE POWER STATION

3.1 CONSTRUCTION RESPONSIBILITY. HOPEWELL shall be responsible for the design, construction, equipping, completion, testing and commissioning of the Power Station and shall commence work on the Effective Date or may commence work earlier upon being instructed in writing by NAPOCOR.

3.2 HOPEWELL'S RIGHTS. In pursuance of its obligations under Article 3.1 HOPEWELL shall among other things have full right to:

         (i)      call for tenders and award contracts with or without tender;

         (ii) arrange for the preparation of detailed designs and approve or reject the same;

         (iii)    appoint and remove consultants and professional advisers;

         (iv)     purchase equipment;

         (v) appoint, organise and direct staff, manage and supervise the Project;

         (vi) enter into contracts for the supply of materials and services, including contracts with NAPOCOR; and

         (vii) do all other things necessary or desirable for the completion of the Power Station in accordance with the Specifications and generally accepted engineering standards by the Target Completion Date.


3.3 LOCAL CONTRACTS. In pursuance of its obligations under Article 3.1 HOPEWELL shall, where possible, award contracts to Philippine contractors and suppliers of materials and services provided that, in its opinion, the quality, delivery times, costs, reliability and other terms are comparable to those offered by foreign contractors and/or suppliers.

3.4 MONITOR PROGRESS. NAPOCOR shall be entitled at its own cost to monitor the progress and quality of the construction and installation work and for this purpose HOPEWELL shall:


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
         (i) submit to NAPOCOR a quarterly report of construction progress which shall be in such detail as is reasonable in the circumstances;

         (ii) ensure that NAPOCOR and any experts appointed by NAPOCOR in connection with the Project are afforded reasonable access to the Site at times to be agreed with HOPEWELL provided that such access does not materially interfere with the works comprising the Project or expose any person on the Site to any danger;

         (iii) make available for inspection at the Site copies of all plans and designs other than any proprietary information of HOPEWELL or any sub-contractor in relation to the Project or any part thereof; and

         (iv) within six months of the completion of the Power Station, supply NAPOCOR with one set of reproducible copies and five sets of white print copies (or equivalent) of all "as built" plans and designs required for the operation or maintenance of the Power Station.

3.5      DISCLAIMER. HOPEWELL:

         (i) accepts that any engineering review conducted by NAPOCOR is solely for its own information and accordingly by conducting such review NAPOCOR makes no representation as to the engineering soundness of the Power Station;

         (ii) shall in no way represent to any third party that, as a result of any review by NAPOCOR, NAPOCOR is responsible for the engineering soundness of the Power Station; and

         (iii) shall, subject to the other provisions of this Agreement, be solely responsible for the economic and technical feasibility, operational capability and reliability of the Power Station.

3.6      ROADS AND ELECTRICITY. NAPOCOR shall at its own cost:

         (i) ensure that there is provided to the Site by not later than the Effective Date the Access Road capable of taking traffic to and from the Site (and shall maintain and repair the Access Road to ensure that it is so capable at all times);

         (ii) provide all land required by HOPEWELL in connection with the construction of the Bridge and ensure that there is provided to and from the Site access along the Access Road from the National Highway on the mainland to the Bridge and from the Bridge to the Site, in each case in accordance with the requirements of the Seventeenth Schedule (Access Road and Bridge Specifications);

         (iii) ensure that there is provided to the Site electricity (including start-up electricity) as provided, and no later than the times set out, in the First Schedule (Project Scope and Specifications) the cost of the utilization of which shall be for HOPEWELL's account Provided that NAPOCOR shall only be obliged to provide electricity (other than start-up electricity) if HOPEWELL has complied with its obligations under Article 2.7(c); and


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



         (iv) ensure that there is installed and connected a transmission line from the outgoing gantry of the switching facility within the Site and which is capable of operating within the specifications, set out in the Fifth Schedule (Transmission Line Specifications).

3.7 SITE. NAPOCOR shall, at its own cost, give vacant possession of the Site to HOPEWELL by not later than the Effective Date and hereby warrants to HOPEWELL that from the Effective Date the Site will be owned by NAPOCOR free from all liens and encumbrances and warrants and guarantees to HOPEWELL its peaceful and exclusive possession of the Site from the Effective Date to the Transfer Date. NAPOCOR shall, at its expense, take all steps necessary to ensure that it has registered legal title to the Site in its name within 180 days after the Effective Date and shall execute such instruments as may be necessary to permit the annotation thereon of HOPEWELL's right to use the Site under this Agreement. The Power Station will be located at the Site, which (a) shall be made available to HOPEWELL at no cost to HOPEWELL for the period from the Effective Date until the Transfer Date and (b) shall not be used for any purpose other than for power generation and support activities as contemplated herein without the prior consent of NAPOCOR.

3.8 CONSULTATION. Where appropriate, HOPEWELL will consult with NAPOCOR concerning the development of the design of the Power Station and if and to the extent that operation of the Luzon grid may be affected will discuss with NAPOCOR the possibility of alterations to the Specifications.

3.9 DRAWINGS AND TECHNICAL DETAILS. HOPEWELL shall furnish NAPOCOR with three (3) hard copies and one (1) reproduceable copy of the main group of drawings and technical details such as, but not limited to, the following:

         (i) final arrangement plans for the general layout of machinery and equipment;

         (ii) general and detailed drawings and specifications for electromechanical works;

         (iii) general and detailed design drawings for civil and architectural works;

         (iv)     test procedures;

         (v) calibration curves for the boiler and turbine efficiency output;

         (vi) curve showing boiler capability vs. coal quality based on performance coal; and

         (vii) energy balance calculation at the following different loads 25%, 50%, 75%, 100% and 110%.

3.10 CONFIDENTIALITY. Each of NAPOCOR and HOPEWELL agrees that all information and documents (whether financial, technical or otherwise) obtained by it or its agents from HOPEWELL or from NAPOCOR or its agent's inspections which are not generally publicly available shall be kept confidential and not disclosed to any other person or entity without the prior written approval of HOPEWELL or, as the case may be, NAPOCOR, except as required by law Provided that each of NAPOCOR and HOPEWELL may, with the consent of the other, issue from time to time press releases containing nonsensitive information in relation to the progress of the construction of the Power Station. This covenant shall survive the termination of this Agreement.


                                     PART B
                             CONSTRUCTION TIMETABLE

3.11 PROJECT MILESTONE DATES. The parties shall work together in order to endeavour to achieve the timely completion of the Project in accordance with the following timetable:-

         Stage Completed                                    Date
         ---------------                                    ----
         Effective Date                                     30th June,    1992
         Mobilisation                                       30th June,    1992
         Commencement of Work                               31st July,    1992
         Target Completion Date of Unit 1                   31st July,    1995
         Target Completion Date of Unit 2                   30th October, 1995
         Target Completion Date of Power Station            30th October, 1995

3.12 NO FAULT DELAY. In the event that the Effective Date occurs, or the instructions referred to in Article 3.1 are given, after 30th June, 1992 each of the other dates set out in Article 3.11 shall be adjusted to occur later by the number of days that the Effective Date occurs, or such instructions are given, after 30th June, 1992.

3.13 HOPEWELL DELAY. In the event that, due to the fault of HOPEWELL and through no fault of NAPOCOR, HOPEWELL fails to complete a Unit in accordance with the First Schedule (Project Scope and Specifications) within 30 days after the Unit Target Completion Date for such Unit, HOPEWELL shall pay NAPOCOR for each day thereafter until the Unit Completion Date for such Unit as provided in the Third Schedule (Penalty on Delays) and the obligation of HOPEWELL to make such payments shall be supported by the bond referred to in Article 28.1(iv) and the Third Schedule (Penalty on Delays).

3.14 PROLONGED DELAY/ABANDONMENT. In the event that due to the fault of HOPEWELL and through no fault of NAPOCOR (a) the Completion Date of the Power Station has not occurred on or before the day falling three hundred and sixty-five (365) calendar days after the Target Completion Date of the Power Station or (b) the construction of the Power
         Station is deemed to have been abandoned, and in any such case, in the judgment of NAPOCOR after confirmation from HOPEWELL, it does not appear reasonably likely that the Completion Date will ever occur, HOPEWELL shall pay to NAPOCOR by way of liquidated damages the balance of the amount payable under the Bond (as defined in the Third Schedule) after any amount paid or payable by HOPEWELL to NAPOCOR pursuant to
         Article 3.13 has been paid but shall have no other liability in respect of such failure to complete the Power Station and upon such balance becoming payable, or being paid by HOPEWELL prior to it becoming due, HOPEWELL shall have no further liability to make payments pursuant to
         Article 3.13 or this Article 3.14. For the purposes of this Agreement, construction of the Power Station shall be deemed to have been abandoned if HOPEWELL:

         (i) notifies NAPOCOR in writing that it has terminated all works of construction (other than following completion) and does not intend to recommence such works; or

         (ii) fails to commence work at the Site within one hundred and eighty (180) days from the Effective Date other than by reason of Force Majeure or an act or omission of NAPOCOR; or

         (iii) fails to resume work within one hundred and eighty (180) days of the termination or cessation of any event of Force Majeure, other than by reason of other Force Majeure or act or omission of NAPOCOR and subject always to Article 14.7.

3.15 SUBSTANTIAL COMPLETION. Upon substantial completion of a Unit and/or the Power Station, HOPEWELL may certify that that Unit and/or the Power Station has successfully completed its testing and that accordingly the Unit Completion Date for that Unit and/or the Completion Date has occurred notwithstanding that that Unit and/or the Power Station is unable to produce 350 MW or, as the case may be, 700 MW or to achieve the heat rates provided in Section 6 of the Second Schedule (Operating Parameters) but in that event adjustments shall be made to the Capacity Fees and Energy Fees as provided in the Eighth Schedule (Delivery of Power and Energy).

3.16 EARLY COMPLETION. If the Unit Completion Date in respect of a Unit occurs prior to the commencement of its Cooperation Period then NAPOCOR shall pay to HOPEWELL PHILIPPINES/HOPEWELL a bonus on early completion an amount equal to Capital Recovery Fees, Infrastructure Fees and Service Fees for the period commencing on such Completion Date and ending on the day falling immediately prior to the first day of such Cooperation Period.

                                    ARTICLE 4
                                     TESTING

4.1 TESTING PROCEDURES. The parties shall meet and agree on procedures, standards, protective settings and a programme to be followed by HOPEWELL for the testing of the Units and the Power Station in accordance with the Fourteenth Schedule (Tests and Test Procedures) and NAPOCOR undertakes to take all electricity generated during any such testing and to pay an amount equal to the Energy Fee for the energy delivered to the system.

4.2 COAL. All coal used in the testing of the Units and the Power Station shall be Performance Coal and of the quality described in Article 6 and, the Fourth Schedule (Specifications for Fuel Supply and Start-up Electricity).

4.3 NOTICE OF TESTING. HOPEWELL shall give to NAPOCOR not less than 14 days' notice, or such lesser period as the parties hereto may agree, of its intention to commence any testing at the Site.

4.4 NAPOCOR'S RESPONSIBILITIES. NAPOCOR shall ensure that there is made available for any testing supplies of Fuel and start-up electricity in sufficient quantity for the proper carrying out of such testing and of the quality specified in the Schedules hereto.

4.5 COST OF UTILITIES. The cost of the Fuel to be supplied by NAPOCOR pursuant to Article 4.4 shall be for NAPOCOR's account.

4.6 ATTENDANCE AT TESTING. NAPOCOR and/or its experts shall be entitled to be present at any testing at the Site; Provided notice has been given pursuant to Article 4.3, tests may be conducted validly at the notified times in the absence of representatives of NAPOCOR.

4.7 CERTIFICATION. Forthwith upon the completion of any testing HOPEWELL shall certify whether or not the Unit or the Power Station has satisfied such test and shall provide NAPOCOR with a copy of such certificate.

                                    ARTICLE 5
                         OPERATION OF THE POWER STATION

5.1 HOPEWELL'S RESPONSIBILITIES. HOPEWELL shall, at its own cost, be responsible for the management, operation, maintenance and repair of the Power Station until the Transfer Date and shall use its best endeavours to ensure that during such period the Power Station is in good operating condition and capable of converting Fuel supplied by NAPOCOR into electricity in a safe and stable manner within the Operating Parameters.

5.2 DOWNTIME. Notwithstanding Article 5.1, it is understood and agreed by NAPOCOR and HOPEWELL that in order to undertake necessary overhaul, maintenance, inspection and repair HOPEWELL shall be entitled to periods of Downtime as provided in the Sixth Schedule (Electricity Delivery Procedures). By not later than the Completion Date of Unit 1 and each anniversary thereof, the parties hereto shall agree an annual schedule for Downtime during the course of the succeeding year which shall be revised as provided in the Sixth Schedule (Electricity Delivery Procedures). HOPEWELL shall notify NAPOCOR immediately upon the occurrence of any unscheduled outage and provide its best estimate of the probable duration of such outage.

5.3 OPERATION. HOPEWELL undertakes that until the Transfer Date, subject to the supply of the necessary Fuel pursuant to Article 6 and to the other provisions hereof, it will operate the Power Station to convert such Fuel into electricity in accordance with Part A of Article 7.

5.4 HOPEWELL'S RIGHTS. In pursuance of its obligations under Article 5.1 HOPEWELL shall among other things have full right to:

         (i) enter into contracts for the supply of materials and services, including, contracts with NAPOCOR;

         (ii)     appoint and remove consultants and professional advisers;

         (iii)    purchase replacement equipment;

         (iv) appoint, organise and direct staff, manage and supervise the Power Station;

         (v) establish and maintain regular inspection, maintenance and overhaul procedures; and

         (vi) do all other things necessary or desirable for the running of the Power Station within the Operating Parameters.

5.5      NAPOCOR'S OBLIGATIONS. NAPOCOR shall at its own cost:

         (i) ensure that there is provided to the Site on a continuing and uninterrupted basis, electricity to be provided by NAPOCOR as provided in the First Schedule (Project Scope and Specifications) the cost of the utilization of which shall be for HOPEWELL's account;

         (ii) notwithstanding the generality of (i) above, ensure that start-up electricity to be provided by it pursuant to the terms hereof, necessary for the operation of the Power Station within the Operating Parameters, is made available in a timely fashion;

         (iii) maintain and repair the Transmission Line to ensure that at all times it is capable of operating within the specifications set out in the Fifth Schedule (Transmission Line Specifications);

         (iv) ensure that HOPEWELL retains complete possession of the Site on a continuing and uninterrupted basis; and

         (v)      maintain and repair the Access Road.

5.6 SAFETY AND TECHNICAL GUIDELINES. NAPOCOR and HOPEWELL shall organise a steering committee which shall, from time to time, meet and discuss and agree safety and technical guidelines for the operation of the Power Station within the Operating Parameters and NAPOCOR's system requirements and following such agreement HOPEWELL shall operate the Power Station within such safety and technical guidelines.

5.7 AVAILABILITY. Availability will be determined by reference to Downtime calculated as provided in the Sixth Schedule (Electricity Delivery Procedures) and the parties will agree an annual schedule of Availability which shall be reviewed from time to time taking into consideration the requirements of both parties hereto; in agreeing such Availability Schedule HOPEWELL shall take account of the requirements of NAPOCOR.

5.8 ENVIRONMENTAL IMPACT. HOPEWELL will monitor and produce reports on the environmental impact of the Power Station in accordance with and will comply with the requirements of the Environmental Compliance Certificate and shall operate the Power Station in compliance with the requirements of the Environmental Compliance Certificate.

                                    ARTICLE 6
                                 SUPPLY OF FUEL

6.1 SUPPLY OF FUEL. Throughout the period from the testing and commissioning of Unit 1 until the Transfer Date, NAPOCOR shall at all times supply and deliver all Fuel and start-up electricity required by HOPEWELL and necessary for the Power Station to generate the electricity required to be produced by it pursuant to Part A of Article 7.

6.2 DELIVERY. NAPOCOR and HOPEWELL will liaise to prepare Fuel schedules showing anticipated times and quantities of Fuel to be utilised by the Power Station and NAPOCOR shall be responsible for ensuring the availability of Fuel supplies, for the payment therefor and for all arrangements with the suppliers.

         Delivery to the Power Station will be arranged and paid by NAPOCOR, and, in respect of Coal, will be by sea to the Jetty at the Site and in respect of Oil, will be by road or sea to the oil delivery point identified as such by HOPEWELL and then by pipeline to the oil storage tanks at the Site. HOPEWELL will be responsible for unloading, stacking out and reclaiming Coal to and from the coal stockpile on the Site.

6.3      COST. The cost of the Fuel to be supplied by NAPOCOR pursuant to
         Article 6.1 shall be for NAPOCOR's account.

6.4 QUALITY. All Fuel and start-up electricity to be supplied by NAPOCOR shall be of the quality described in the Fourth Schedule
         (Specifications for Fuel Supply and Start-Up Electricity).

6.5 TESTING. Upon each delivery of Fuel to the Site and, if so required by HOPEWELL, from time to time thereafter, a suitable sample will be taken and analysed jointly by HOPEWELL and NAPOCOR to ensure that it meets the specifications as shown in the Fourth Schedule (Specifications for Fuel Supply and Start-Up Electricity), and HOPEWELL shall, at all times, be entitled to reject, and NAPOCOR shall then remove at NAPOCOR's cost, any Fuel if the results of any test relating to it show that it does not comply with the Fuel Specifications but NAPOCOR shall not have any liability to HOPEWELL for damage to the Power Station resulting from the Fuel not complying with the Fuel Specifications.

6.6 MEASUREMENT. Measurement of Coal usage will be by weighers installed at the coal feeders to each coal pulveriser. Measurement of Oil usage will be by flow meters installed between the oil storage tanks and the oil burners.

6.7 SUFFICIENCY. NAPOCOR shall ensure that at all times the necessary stocks of Fuel as required by HOPEWELL have been delivered and are stored at the Site or are available for immediate delivery to the Site.

6.8 STORAGE AND SECURITY. Coal delivered to the Site shall be stored at the coal stockpile identified as such by HOPEWELL. Oil delivered to the Site shall be stored in the Oil storage tanks erected by HOPEWELL.

6.9 INSURANCE. NAPOCOR shall be responsible for and shall bear the risk of damage to or loss of the Fuel, for whatever reason, at all times prior to the Fuel being used by HOPEWELL for the purposes of converting such Fuel into electricity pursuant to the terms hereof, and NAPOCOR shall accordingly ensure that at all such times the Fuel is insured for full reinstatement value with a reputable insurance company against such loss or damage.

6.10 FUEL MANAGEMENT. Following delivery thereof, HOPEWELL shall manage the stocks of Fuel and shall ensure the safe storage thereof in accordance with the standards of a prudent operator of a plant such as the Power Station and, to the extent not covered by any policy of insurance issued pursuant to the terms hereof, HOPEWELL shall be responsible for any loss of Fuel caused as a direct consequence of its gross negligence or wilful misconduct.

                                    ARTICLE 7
                                     PART A
                              SUPPLY OF ELECTRICITY

7.1 SUPPLY. Subject to NAPOCOR supplying the necessary Fuel and start-up electricity pursuant to Article 6, HOPEWELL agrees to convert such Fuel into electricity and NAPOCOR agrees to take and pay for all electricity requested by NAPOCOR in accordance with the procedures set out in the Sixth Schedule (Electricity Delivery Procedures) and the Operating Parameters set out in the Second Schedule (Operating Parameters). HOPEWELL shall dedicate the entire Power Station output (net of Power Station usage) to NAPOCOR.

7.2 QUANTITY. The quantities of electricity delivered to NAPOCOR by HOPEWELL from time to time shall be monitored, measured and recorded in accordance with the provisions of the Seventh Schedule (Measurement and Recording of Electricity).

7.3 FAILURE TO SUPPLY/ACCEPT ELECTRICITY. HOPEWELL shall notify NAPOCOR promptly of the occurrence of any event (other than scheduled Downtime) which results or may result in the Power Station being unable to operate in accordance with the Specifications and within the Operating Parameters and NAPOCOR shall notify HOPEWELL promptly of the occurrence of any event which results or may result in NAPOCOR being unable to accept electricity in accordance with requirements previously notified to HOPEWELL.

7.4 DELIVERY OF ELECTRICITY. The place for delivery of the electricity shall be the Delivery Points. Without prejudice to the provisions of Part B and NAPOCOR's obligations to make fee payments, it is acknowledged that the Power Station is a despatchable provider of electricity and accordingly, subject to NAPOCOR giving the necessary notice, NAPOCOR shall only be obliged to accept power that it has requested.

                                     PART B
                                      FEES

7.5      FEES.    (a) Save as provided in (b) below, in respect of each Month, or part thereof, falling within the Cooperation Period in respect of each Unit NAPOCOR shall pay to HOPEWELL PHILIPPINES/HOPEWELL Capital Recovery Fees, Fixed Operating Fees, Service Fees, Infrastructure Fees and Energy Fees in each case calculated as provided in the Eighth Schedule (Delivery of Power and Energy).

                  (b) If the Unit Completion Date in respect of a Unit occurs prior to the commencement of its Cooperation Period then, for the period commencing on such Completion Date and ending on the day falling immediately prior to the first day of such Cooperation Period, and also for the period commencing twenty-five (25) years after such Completion Date and ending on the last day of such Cooperation Period, NAPOCOR shall pay to HOPEWELL PHILIPPINES/HOPEWELL by way of fees under this Article only the amounts pertaining to Fixed Operating Fees and Energy Fees, in each case calculated as provided in the Eighth Schedule (Delivery of Power and Energy).

                  (c) After the end of the Cooperation Period in respect of Unit 1, NAPOCOR will make payments on the same basis as provided in (b) above in respect of electricity which HOPEWELL certifies is available to it from Unit 1.

7.6      INVOICES FOR FEES. In respect of each Month HOPEWELL
         PHILIPPINES/HOPEWELL will deliver to NAPOCOR an invoice in respect of Capital Recovery Fees, Fixed Operating Fees, Service Fees, Infrastructure Fees and Energy Fees for such Month and NAPOCOR shall pay to HOPEWELL PHILIPPINES/HOPEWELL the amount of such invoice within 30 days after the delivery of such invoice.

7.7 PAYMENT. All fees payable to HOPEWELL PHILIPPINES/HOPEWELL pursuant to this Article shall be paid in the currencies stipulated in the Eighth Schedule (Delivery of Power and Energy) save that any Value Added Tax thereon (which shall be separately stated in all invoices) shall be paid in pesos and each sum payable shall be increased so as to ensure that after NAPOCOR has deducted therefrom any and all taxes or charges required to be deducted therefrom pursuant to Article 7.11 by NAPOCOR there remains a sum equal to the amount that would have been payable to HOPEWELL PHILIPPINES/HOPEWELL had there been no requirement to deduct or withhold such taxes or other charges.

7.8 ENERGY FEES. During commissioning and testing, NAPOCOR shall pay to HOPEWELL PHILIPPINES/HOPEWELL Energy Fees calculated as provided in the Eighth Schedule (Delivery of Power and Energy) in respect of all electricity generated.

7.9 CAPACITY FEES. Subject to Article 13, NAPOCOR shall pay HOPEWELL PHILIPPINES/HOPEWELL Capacity Fees calculated as provided in the Eighth Schedule (Delivery of Power and Energy), on the basis that the Unit or Units shall be deemed to have been successfully tested to their Nominal Capacity, in respect of the period, if any, from the date upon which HOPEWELL PHILIPPINES/HOPEWELL provides notice of its intention to commence testing following mechanical and electrical completion of one or both of the Units until the date upon which NAPOCOR confirms that installation and connection of the Transmission Lines has been completed and that they are capable of operating within the specifications contained in the Fifth Schedule (Transmission Line Specifications).

7.10 INVOICES FOR CAPACITY FEES AND ENERGY FEES. In respect of each calendar month or part thereof, HOPEWELL PHILIPPINES/HOPEWELL will deliver to NAPOCOR an invoice in respect of Capacity Fees and Energy Fees payable pursuant to Articles 7.8 and 7.9 for such month and any bonus or fees payable hereunder for such month or part thereof and NAPOCOR shall pay to HOPEWELL PHILIPPINES/HOPEWELL, the amount of such invoice within 30 days after the delivery of such invoice.

7.11 NO SET OFF. All payments made by NAPOCOR hereunder shall be made free and clear of and without any deduction for or on account of any set-off, counterclaim, tax or otherwise except as required by the law of the Republic of the Philippines or in payment of penalties referred to in Article 3.13.

7.12 DISPUTES. If NAPOCOR disputes the amount specified in any invoice it shall so inform HOPEWELL PHILIPPINES/HOPEWELL within seven (7) days of receipt of such invoice; if the dispute is not resolved by the due date NAPOCOR shall pay the undisputed amount on or before such date and the disputed amount shall be resolved within fourteen (14) days after the due date for such invoice and all or any part of the disputed amount paid to HOPEWELL PHILIPPINES/HOPEWELL shall be paid together with interest pursuant to Article 29.1 from the due date of such invoice.

                                     Part C
                                Foreign Exchange

7.13 DOLLAR PAYMENTS. All sums payable to HOPEWELL PHILIPPINES/HOPEWELL in dollars shall be payable in dollars in New York, in same-day funds not later than 11:00 a.m., New York time, on the day when payment is due, to the account of HOPEWELL PHILIPPINES/HOPEWELL (which HOPEWELL PHILIPPINES/HOPEWELL shall notify to NAPOCOR) at Citibank, N.A. of Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong, New York or such other account as HOPEWELL PHILIPPINES/HOPEWELL may specify and is acceptable to NAPOCOR.

7.14 COST OF PAYMENTS. Any costs incurred by NAPOCOR in connection with the remittance of funds outside the Philippines shall be for NAPOCOR's account and NAPOCOR shall ensure that the amount received by HOPEWELL PHILIPPINES/HOPEWELL shall be the full gross amount free from any claims or deductions whatsoever.

7.15 PESO PAYMENTS. All sums payable to HOPEWELL PHILIPPINES/HOPEWELL in pesos shall be payable in pesos in Manila, in same-day funds not later than 11:00 a.m., Manila time, on the day when payment is due, to the account of HOPEWELL PHILIPPINES /HOPEWELL with a bank in Manila that HOPEWELL PHILIPPINES/HOPEWELL shall specify to NAPOCOR.

7.16 DOLLAR DEFICIENCY. In the event that any payment, whether pursuant to judgment or otherwise, upon prompt conversion to dollars and transfer to New York, as provided in Article 7.13, does not result in payment of the dollar amount stipulated in this Agreement, HOPEWELL PHILIPPINES/HOPEWELL shall be entitled to immediate payment of, and shall have a separate cause of action for, the dollar deficiency. However, should any such payment (upon conversion to dollars and transfer to New York as aforesaid) result in the receipt by HOPEWELL PHILIPPINES/HOPEWELL of a sum in excess of the dollar amount stipulated in this Agreement, HOPEWELL PHILIPPINES/HOPEWELL shall notify and pay the excess amount to NAPOCOR immediately upon HOPEWELL's receipt of notice of the over-payment and its agreement to the same.

7.17 PAYMENTS TO NAPOCOR. All sums payable by HOPEWELL PHILIPPINES/HOPEWELL to NAPOCOR, whether pursuant to judgment or otherwise, shall be payable in same-day funds not later than 11:00 a.m., Manila time, on the day when payment is due, to the account of NAPOCOR with a bank in Manila that NAPOCOR shall specify.

                                     Part D
                             Change in Circumstances

7.18 CHANGE IN CIRCUMSTANCES. In the event that as a result of any laws or regulations of the Republic of Philippines, or any agency or other body under the control of the Government of the Republic of the Philippines or any regional or municipal authority thereof, coming into effect after 15th March, 1989, or as a result of any such laws or regulations (including any official interpretation thereof which HOPEWELL has relied upon in entering into this Agreement) in force at the date hereof being amended, modified or repealed, the interest of HOPEWELL in the Site, the Project or the Power Station and/or HOPEWELL's economic return (net of tax or other imposition, including, without limitation any withholding or remittance tax on the payment of dividends) on its investment is materially reduced, prejudiced or otherwise adversely affected (including without limitation, any restriction on the ability to remit funds in dollars outside of the Philippines) then the parties hereto shall meet and endeavour to agree amendments to this Agreement and if after 90 days no such agreement has been reached the provisions of Article 8.5 shall apply.


                                    Article 8
                                     Part A
                              Transfer of Ownership


8.1 TRANSFER. Prior to the Transfer Date HOPEWELL shall arrange for training to be provided for an adequate number of NAPOCOR personnel in relation to the operation of the Power Station. On the Transfer Date HOPEWELL shall transfer to NAPOCOR (and shall execute such documents as may reasonably be considered necessary to effect such transfer), free from any lien or encumbrance created by HOPEWELL and without the payment of any compensation, all its right, title and interest in and to the fixtures, fittings, spare parts, plant and equipment (including test equipment and special tools and vehicles used solely in plant management and operation) and all improvements comprising the Power Station. HOPEWELL shall also deliver to NAPOCOR on such date such operating manuals, operation summaries/transfer notes, design drawings and other information as may reasonably be required by NAPOCOR to enable it to take over the operation of the Power Station. HOPEWELL shall arrange a maintenance schedule which ensures that a scheduled overhaul of the Power Station shall occur within twelve months of the Transfer Date. NAPOCOR acknowledges and agrees that ownership of the Jetty may have to be turned over to the Philippine Ports Authority on or before the Transfer Date in accordance with the regulations issued by such Authority.

8.2 INVENTORIES. Six months prior to the Transfer Date, NAPOCOR and HOPEWELL shall meet and agree the inventories involved, the mechanics of transfer and security arrangements but HOPEWELL shall not be liable for any discrepancies between such inventories and the actual fixtures, fittings, plant and equipment and vehicles transferred provided that following agreement on inventories HOPEWELL shall exercise the same care regarding the fixtures, fittings, plant and equipment and all improvements therein as it did prior to agreeing the same and provided further that NAPOCOR shall be entitled to provide a security unit within the Site.

8.3 WARRANTIES. The Power Station and all other equipment transferred pursuant to Article 8.1 or otherwise pursuant to this Agreement shall be transferred on an "as is" basis and any warranties which would otherwise be implied by statute or otherwise, including, without limitation, warranties as to title, fitness for the purpose, the absence of patent or inherent defects, description or otherwise of whatsoever nature will be excluded and after the Transfer Date HOPEWELL shall be under no liability whatsoever to NAPOCOR in respect of the operation or otherwise of the Power Station by NAPOCOR or a person designated by NAPOCOR and NAPOCOR shall indemnify and keep indemnified HOPEWELL against any liability to any person arising from the use or operation of the Power Station after the Transfer Date Provided however that HOPEWELL shall, provided the cost of such subrogation or assignment is met by NAPOCOR, subrogate or assign to NAPOCOR any and all rights and benefits which it is able to subrogate or assign of any unexpired warranties in respect of the building, plant and equipment of the Power Station under applicable laws or otherwise.

8.4 NAPOCOR'S RESPONSIBILITIES. NAPOCOR shall be responsible for all costs and expenses (including legal fees and taxes or duties) incurred in connection with the transfer referred to in Article 8.1 and shall at its own cost obtain or effect all governmental and other approvals, licences, registrations and filings and take such other action as may be necessary for the transfer contemplated in Article 8.1, and reimburse HOPEWELL on demand for all such costs and expenses incurred by HOPEWELL in respect of such transfer.

                                     Part B
                                     Buyout

8.5      BUYOUT. If the circumstances set out in Article 7.18, Article 9.4,
         Article 14.4 or Article 28.4 arise or if, not earlier than 20 years after the Completion Date, NAPOCOR gives not less than 90 days notice to HOPEWELL that it wishes to close the Power Station or, if NAPOCOR has failed to ensure the due payment of any sum due hereunder within three months of its due date then, upon HOPEWELL giving to NAPOCOR not less than 90 days notice requiring NAPOCOR to buy out HOPEWELL or, as the case may be, NAPOCOR giving not less than 90 days notice requiring HOPEWELL to sell out to NAPOCOR, NAPOCOR shall purchase all HOPEWELL's right, title and interest in and to the Power Station and thereupon all HOPEWELL's obligations hereunder shall cease.

8.6 WARRANTIES AND RESPONSIBILITIES. In respect of any transfer of the Power Station pursuant to Article 8.5 the provisions of Articles 8.3 and 8.4 shall apply thereto and the Power Station shall be transferred free from any lien or encumbrance created by HOPEWELL.

8.7 BUYOUT PRICE. Subject to Article 8.8, the purchase price in dollars, payable pursuant to Article 8.5, will be the total remaining amount of the Capacity Fees (except Fixed Operating Fees) payable to HOPEWELL pursuant to Article 7.5 until the Transfer Date upon the assumption that the Contracted Capacity during each year of the Cooperation Period for such period is equal to the lower of the Contracted Capacity last nominated by HOPEWELL and the Nominal Capacity and the resulting figure discounted to its value on the date of completion of the buyout by applying a discount rate equal to the last published Commercial Interest Reference Rate for dollars published by the Organization for Economic Cooperation and Development Provided that no buyout may take place without the consent of HOPEWELL if the purchase price calculated as above is not positive Provided further that if NAPOCOR is to buy out HOPEWELL pursuant to
         Article 8.5 pursuant to a notice given by NAPOCOR not earlier than 20 years after the Completion Date that NAPOCOR wishes to close the Power Station in calculating the purchase price pursuant to this Article the Service Fees shall be reduced by five per cent (5%).

8.8 PRE COMPLETION BUYOUT PRICE. If the provisions of Article 8.5 apply prior to the Completion Date, the purchase price payable shall be an amount equal to the aggregate of all the costs, expenses and liabilities incurred by HOPEWELL in connection herewith as estimated by an independent accountant jointly appointed by both parties plus an amount equal to ten per cent (10%) of such aggregate provided such additional amount shall not be payable if the provisions of Article 8.5 are applicable pursuant to Article 14.4.

8.9 TIMING. Completion of a buyout pursuant to Article 8.5 shall take place on the date of the expiry of the notice specified therein at which time NAPOCOR will pay to HOPEWELL the purchase price calculated in accordance with Article 8.7 or, as the case may be, Article 8.8 and payable in dollars and HOPEWELL shall warrant that following such buyout the Power Station shall be free from any lien or encumbrance created by HOPEWELL.

8.10 DEDUCTIONS. In the event that the provisions of Article 8.5 apply pursuant to Article 14.4. then there shall be deducted from the sum payable pursuant to Article 8.8 an amount equal to the value, if any, of any insurance proceeds received by HOPEWELL in respect of the event leading to the operation of the provisions of Article 14.4.

                                    Article 9
                   Representations and Warranties of HOPEWELL

9.1 CORPORATE EXISTENCE. HOPEWELL represents that it is a private corporation, duly organised and existing under the laws of Hong Kong with the corporate power and authority to execute, deliver and perform the terms and conditions to be performed by it under this Agreement.

9.2 GOVERNMENT AUTHORISATIONS. HOPEWELL represents and warrants that it has taken or, by the Effective Date it will have taken, all necessary corporate action and secured or caused to be secured all orders, consents, approvals, licences and permits of all relevant governments or governmental agencies in order for it to construct, own and operate the Power Station.

 9.3 COMPLIANCE WITH STANDARDS. HOPEWELL warrants that the Power Station shall be constructed, operated and maintained in accordance with internationally acceptable engineering standards and internationally accepted environmental standards adopted in the Philippines.

9.4 COMPLIANCE WITH LAWS. HOPEWELL shall operate the Power Station in accordance with all environmental and other Philippine and local laws and regulations in force as at 15th March, 1989 and shall comply with any changes in such laws and regulations and with any new laws and regulations provided that if to comply with such change or new laws and regulations would:

          (i) result in the Power Station being unable to operate in accordance with the Specifications or within the Operating Parameters; or

         (ii) result in the interest of HOPEWELL in the Site, the Project or the Power Station and/or HOPEWELL's expectation of its economic return (net of tax or other imposition) on its investment being materially and adversely affected, then the parties shall meet and endeavour to agree on amendments to this Agreement and if after 90 days no such agreement has been reached the provisions of Article 8.5 shall apply.

9.5 WARRANTY AGAINST CORRUPTION. HOPEWELL hereby warrants that neither it nor its representatives have offered any government officer and/or NAPOCOR official or employee any consideration or commission for this Agreement nor has it or its representatives exerted or utilized any corrupt or unlawful influence to secure or solicit this Agreement for any consideration or commission; that HOPEWELL shall not subcontract any portion or portions of the scope of the work of the Agreement awarded to any person known by HOPEWELL to be an official or employee of NAPOCOR or to the relatives within the third degree of consanguinity or affinity of NAPOCOR officials who are directly or indirectly involved in contract awards or project prosecution and that if any commission is being paid to a private person, HOPEWELL shall disclose the name of the person and the amount being paid and that any material violation of this warranty shall constitute a sufficient ground for the recission or cancellation of this Agreement or the deduction from the contract price of the consideration or commission paid without prejudice to the filing of civil or criminal action under the Anti-Graft Law and other applicable laws against HOPEWELL and/or its representatives and NAPOCOR's officials and employees.

                                   Article 10
                    Representations and Warranties of NAPOCOR

10.1 CORPORATE EXISTENCE. NAPOCOR represents that it is a corporation duly organised and existing under and by virtue of the laws of the Republic of the Philippines, and has the corporate power and authority to execute, deliver and carry out the terms and conditions of this Agreement.

10.2 GOVERNMENT AUTHORISATIONS. NAPOCOR represents and warrants that it has taken (or, in relation to the purchase of power and the making of payments as aftermentioned, by the Effective Date it will have taken) all necessary corporate action, and has secured or caused to be secured all necessary Government orders, consents or approvals, permits and licenses to enter into this Agreement, purchase power from HOPEWELL and make payments therefor in the respective currencies referred to herein.

10.3 COMPLIANCE WITH LAWS. NAPOCOR shall, at all times, conform to all laws, rules, regulations and ordinances applicable to NAPOCOR, the failure to comply with which will have a material adverse effect on its ability to perform its obligations hereunder.

                                   Article 11
                                      Taxes

11.1 RESPONSIBILITY. NAPOCOR shall be responsible for the payment of (a) all taxes, import duties, fees, charges and other levies imposed by the National Government of the Republic of the Philippines or any agency or instrumentality thereof to which HOPEWELL or HOPEWELL PHILIPPINES may at any time be or become subject in or in relation to the performance of their obligations under this Agreement (other than (i) taxes imposed or calculated on the basis of the net income HOPEWELL/HOPEWELL PHILIPPINES and (ii) construction permit fees, environmental permit fees and other similar fees and charges) and (b) all real estate taxes and assessments, rates and other charges in respect of the Site, the buildings and improvements thereon and the Power Station.

11.2 PAYMENTS FREE AND CLEAR. Without limiting the generality of the foregoing Article, all sums payable by NAPOCOR hereunder, whether by way of fees, reimbursement of expenses or taxes, or otherwise shall be paid in full, without set-off or counterclaim, free of any deductions or withholdings imposed by the National Government of the Republic of the Philippines or any political subdivision or taxing authority thereof, all of which shall be for the account of NAPOCOR. In the event that NAPOCOR is prohibited by law from making payments hereunder free of deductions or withholdings, then NAPOCOR shall pay such additional amounts to HOPEWELL as may be necessary in order that the actual amount received after deduction or withholding (and after payment of any additional taxes or other charges due as a consequence of the payment of such additional amounts) shall equal the amount that would have been received if such deduction or withholding were not required.


                                   Article 12
                                    Insurance


HOPEWELL shall be responsible to ensure that there is effected insurance as provided in the Tenth Schedule (Insurance) and shall provide NAPOCOR with copies of all policies of insurance effected by it. Subject to the terms of Article
14.7 and unless NAPOCOR has failed to perform any of its payment obligations hereunder and such failure is continuing, the proceeds of claims against such insurances, except third party liability and workmen's compensation insurance, with respect to damage or other casualty to the Power Station shall be applied by HOPEWELL to the extent necessary to repair or restore the Power Station to its previous condition.


                                   Article 13
                                Transmission Line


NAPOCOR shall ensure that the Transmission Line is installed and connected in accordance with the agreed programme referred to in Article 28.3(ix) and that it is by such time capable of operating within the specifications set out in the Fifth Schedule (Transmission Line Specifications). If the Unit/Power Station completion is anticipated to be earlier than originally scheduled, NAPOCOR and HOPEWELL shall use their best efforts to adjust the programme accordingly.


                                   Article 14
                                  Force Majeure


14.1 FORCE MAJEURE. No failure or omission to carry out or observe any of the terms, provisions or conditions of this Agreement shall give rise to any claim by any party hereto against any other party hereto, or be deemed to be breach of this Agreement if the same shall be caused by or arise out of:

         (a) (other than as referred to in paragraph (b) below), any war, declared or not or hostilities, or of belligerence, blockade, revolution, insurrection, riot, public disorder, expropriation, requisition, confiscation or nationalization, export or import restrictions by any governmental authorities, closing of harbours, docks, canals, or other assistances to or adjuncts of the shipping or navigation of or within any place, rationing or allocation, whether imposed by law, decree or regulation by, or by compliance of industry at the insistence of any governmental authority, or fire, unusual flood, earthquake, volcanic activity, storm, typhoons, lightning, tide (other than normal tides), tsunamis, perils of the sea, accidents of navigation or breakdown or injury of vessels, accidents to harbours, docks, canals, or other assistances to or adjuncts of the shipping or navigation, epidemic, quarantine, strikes or combination of workmen, lockouts or other labour disturbances, or any other event, matter or thing, wherever occurring, which shall not be within the reasonable control of the party affected thereby; or

         (b) war, declared or not or hostilities occurring in or involving the Republic of the Philippines, or of belligerence, blockade, revolution, insurrection, riot, public disorder, expropriation, requisition, confiscation or nationalization by or occurring in or involving the Republic of the Philippines, export or import restrictions by any governmental, regional or municipal authorities of or within the Republic of the Philippines, closing of harbours, docks, canals, or other assistances to or adjuncts of the shipping or navigation of or within the Republic of the Philippines, rationing or allocation, whether imposed by law, decree or regulation by, or by compliance of industry at the insistence of, any governmental authority of or within the Republic of the Philippines, or any other event, matter or thing, wherever occurring, which shall be within the reasonable control of NAPOCOR or the government of the Republic of the Philippines or any agency or regional or municipal authority thereof, each of the foregoing events, matters or things being called "Force Majeure" in this Agreement.

14.2 EXCEPTIONS. Notwithstanding Article 14.1 NAPOCOR (i) shall not be entitled to claim for itself Force Majeure in respect of any Force Majeure mentioned in sub-paragraph (b) of Article 14.1; and (ii) shall not be relieved of its obligation to make payments of Capacity Fees or other fees as provided in Part B of Article 7 by the occurrence of any Force Majeure mentioned in sub-paragraph (b) of Article 14.1 whether affecting NAPOCOR or HOPEWELL.

14.3     PROCEDURE. The party invoking Force Majeure shall:

         (a) notify the other parties as soon as reasonably possible by telex or cable of the nature of the Force Majeure and the extent to which the Force Majeure suspends the affected party's obligations under this Agreement; and

         (b) resume performance of its obligations as soon as possible after the Force Majeure condition no longer exists.

14.4 REVISED TIMETABLE. If Force Majeure applies prior to the Completion Date the parties will meet to discuss a revised timetable for the completion of the Project indicating the proposed completion dates of the Units and the Power Station. If the Force Majeure has applied for a period in excess of 180 days and such Force Majeure is mentioned in sub-paragraph (b) of Article 14.1 the provisions of Article 8.5 shall apply.

14.5 COOPERATION PERIOD. If Force Majeure applies by the occurrence of any Force Majeure mentioned in sub-paragraph (a) of Article 14.1 during the Cooperation Period the Cooperation Period shall be extended by a period equal to that during which the effect of the Force Majeure applies provided that if such effect applies for a period in excess of 180 days the parties hereto will meet to discuss the basis and terms upon which the arrangements set out in this Agreement may be continued.

14.6 CONSULTATION. The parties hereto will consult with each other and take all reasonable steps to minimise the losses of either party resulting from Force Majeure.

14.7 UNINSURED FORCE MAJEURE. If any event of Force Majeure occurs which causes material damage to the Project or the Power Station and such event or such damage would not ordinarily be insured against by NAPOCOR then HOPEWELL shall not be obliged to reinstate the Power Station, or, as the case may be, complete the building of the same, until the parties hereto have agreed upon the terms for such reinstatement or completion in a manner which will ensure that HOPEWELL's economic return on its investment is substantially maintained and not prejudiced in any material way and NAPOCOR agrees that it shall promptly, and in good faith, enter into discussions with HOPEWELL to reach such agreement.


                                   Article 15
                       Delay, Termination and Abandonment


15.1 COST REIMBURSEMENT. If, on or before the 30th June, 1992, or such later date as the parties hereto may agree, the Effective Date has not occurred, NAPOCOR shall reimburse and indemnify HOPEWELL for all costs and liabilities incurred by HOPEWELL in respect of its obligations under Part A of Article 3 provided that NAPOCOR has given its prior written approval to HOPEWELL incurring such cost or liability; NAPOCOR's obligations under this Article 15.1 shall be effective notwithstanding that the Effective Date has not occurred or that all or any of the conditions precedent set out in Articles 28.1, 28.2 and 28.3 have not been satisfied or waived.

15.2 NEW EFFECTIVE DATE. If all the conditions set forth in Articles 3.1, 28.1, 28.2 and 28.3 hereof have not been satisfied as of 30th September, 1992, the parties hereto shall meet and endeavour to agree a new effective date; if no agreement is reached on or before 31st December, 1992, this Agreement shall, subject to Article 15.1, be declared automatically cancelled (except as required in respect of Article 15.1) and the parties shall have no liability with respect to each other except as provided in Article 15.1.

                                   Article 16
                               Several Obligations

Except where specifically stated in the Agreement to be otherwise, the duties, obligations, and liabilities of the parties hereto are intended to be several and not joint or collective. Nothing contained in this Agreement shall ever be construed to create an association, trust, partnership, or joint venture among the parties hereto. Each Party hereto shall be liable individually and severally for its own obligations under this Agreement.

                                   Article 17
                                     Notices

17.1 WRITING. Unless otherwise stated, each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telex or letter.

17.2 ADDRESSES. Any communication or document to be made or delivered by one party to another pursuant to this Agreement shall be made or delivered to that other at the following address or telex number:

                  NATIONAL POWER CORPORATION
                  President
                  Agham Road corner Quezon Avenue
                  Quezon City, Philippines
                  Telex Number: 40120 NAPOCOR PM

                  HOPEWELL ENERGY INTERNATIONAL LIMITED
                  Managing Director
                  183 Queen's Road East
                  Hong Kong
                  Telex Number: 72485 or 76437 HOWEL HX

                  HOPEWELL POWER (PHILIPPINES) CORPORATION
                  President
                  Ground Floor Legaspi Towers 300
                  2600 Roxas Boulevard, Manila
                  Philippines

         or such other address notified by that party to the other parties by giving not less than 15 days notice of such change of address, and shall be deemed to have been made or delivered (i) in the case of any communication made by telex with correct answerback, when despatched to such telex number, and (ii) in the case of any communication made by letter, when left at that address or otherwise received by the addressee.

                                   Article 18
                                   Non-Waiver

None of the provisions of this Agreement shall be considered waived by either party except when such waiver is given in writing. The failure of either party to insist, in any one or more instances, upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

                                   Article 19
                              Benefit of Agreement

19.1 ASSIGNMENT BY NAPOCOR. NAPOCOR may not assign or transfer all or any part of its rights, benefits or obligations hereunder Provided that this Article shall not prevent NAPOCOR from merging or consolidating with any other company which is wholly or substantially owned by the Republic of the Philippines where the surviving entity adopts and becomes fully liable to perform NAPOCOR's obligations hereunder and such merger or consolidation does not affect the validity and enforceability of the Performance Undertaking.

19.2 ASSIGNMENT BY HOPEWELL. HOPEWELL may not without the consent of NAPOCOR, subject to Article 19.3, transfer all or any of its obligations hereunder but may, for the purposes of arranging or rearranging finance for the Project, assign or transfer to any person providing finance to the Project all or any part of its rights and benefits hereunder but not its obligations and NAPOCOR shall duly acknowledge any such assignment or transfer of which it is given notice.

19.3 HOPEWELL PHILIPPINES. The importation into the Philippines of all equipment for the Project and all other work in connection with the Project which necessarily has to be performed in the Philippines and which HOPEWELL agrees to be responsible for hereunder shall be carried out by HOPEWELL PHILIPPINES which shall undertake to perform HOPEWELL's obligations to perform such work and in consideration of which NAPOCOR shall pay fees as provided Part B of Article 7; HOPEWELL PHILIPPINES, in carrying out such work and receiving such fees shall act on its own behalf and for its own benefit, and not as an agent or representative of HOPEWELL; for such purpose, HOPEWELL, NAPOCOR and HOPEWELL PHILIPPINES (whose participation HOPEWELL shall procure) shall execute and deliver the Accession Undertaking, upon the effectiveness of which HOPEWELL PHILIPPINES shall become a party hereto without the need for any further action on the part of HOPEWELL or NAPOCOR and the rights and obligations of NAPOCOR and HOPEWELL under this Agreement shall be transferred and amended in accordance with the terms of the Accession Undertaking, as if

         HOPEWELL PHILIPPINES had executed this Agreement as amended by the terms of the Accession Undertaking.

                                   Article 20
                               Dispute Resolution

20.1 REGULAR MEETINGS. Throughout the term of this Agreement representatives of the Directors of NAPOCOR, HOPEWELL and HOPEWELL PHILIPPINES shall meet regularly at not less than yearly intervals to discuss the progress of the Project and the operation of the Power Station in order to ensure that the arrangements between the parties hereto proceed on a mutually satisfactory basis.

20.2 AMICABLE SETTLEMENT. The parties hereto agree that in the event that there is any dispute or difference between them arising out of this Agreement or in the interpretation of any of the provisions hereof they shall endeavour to meet together in an effort to resolve such dispute by discussion between them but failing such resolution the Chief Executives of Hopewell Holdings Limited and NAPOCOR shall meet to resolve such dispute or difference and the joint decision of such Chief Executives shall be binding upon the parties hereto and in the event that a settlement of any such dispute or difference is not reached pursuant to this Article 20.02 then the provisions of Article 24 shall apply.

                                   Article 21
                                Entire Agreement

This Agreement and its Schedules and figures supersede any previous agreements, arrangements or representations between the parties, whether oral or written, in respect of the subject matter hereof and shall constitute the entire agreement between the parties in relation thereto.

                                   Article 22
                                       Law

This Agreement shall be governed by and construed in accordance with the laws of the Republic of the Philippines.

                                   Article 23
                                   Disclaimer

Notwithstanding anything to the contrary in this Agreement, in no event shall either party be liable to the other party for any indirect, special, incidental, consequential or exemplary damages with respect to any claim arising out of this

  Agreement, whether based upon contract, tort (including negligence), strict liability, patent, trademark, or servicemark or otherwise.

                                   Article 24
                                  Jurisdiction

24.1 PHILIPPINE COURTS. The parties hereto submit to the non-exclusive jurisdiction of the proper courts of the Republic of the Philippines for the hearing and determining of any action or proceeding arising out of or in connection with this Agreement.

24.2 IMMUNITY. To the extent that NAPOCOR may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets or revenues such immunity (whether or not claimed) NAPOCOR agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction

                                   Article 25
                       Effect of Article/Section Headings

Article, Part, paragraph and/or Section headings appearing in this Agreement are inserted for convenience only and shall not be construed as interpretation of text.

                                   Article 26
                                  Separability

If any part or parts of this Agreement shall be declared invalid by competent courts, the other parts hereof shall not thereby be affected or impaired.

                                   Article 27
                                    Liability

27.1 LIMIT OF LIABILITY. HOPEWELL's liability to NAPOCOR arising from any breach of this Agreement or otherwise in connection with the Power Station shall be limited to payments as provided in Articles 3.13, 3.14 and 6.10.

27.2 NAPOCOR INDEMNITY. NAPOCOR shall indemnify and hold HOPEWELL, its officers and employees harmless against any claims of any person who directly or indirectly suffers as a result of an interruption of electricity supply or any other disruption or surge of electricity supply arising out of or in connection with this Agreement and any of HOPEWELL's, its officers' or employees' actions or omissions in connection with the same and NAPOCOR shall indemnify HOPEWELL against any loss, cost or expense resulting from damage to the Power Station caused or resulting from any interruption or disruption or surge of electricity along the Transmission Line, unless and to the extent that such loss, cost or expense would have been avoided had any safety and protective equipment installed on the Site by HOPEWELL not failed to operate to specifications agreed between NAPOCOR and HOPEWELL.

27.3 CROSS INDEMNITY. Subject to Article 27.1, NAPOCOR and HOPEWELL shall each indemnify, defend, and save harmless the other, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses (including reasonable attorney's fees and expenses) and proceedings of any nature whatsoever for bodily injury (including death) or property damage (but not economic loss or any other consequential damage) that result from the performance under this Agreement by or on behalf of that party (including, with respect to HOPEWELL/HOPEWELL PHILIPPINES, the engineering, design, construction, financing, purchase, acquisition, acceptance, delivery, ownership, possession, operation, use, leasing, maintenance, repair, reconditioning, return, abandonment or other application or disposition of the Power Station and any fuel, equipment, materials or supplies used therein, by-products (including steam, waste products or emissions therefrom), except to the extent that such injury and/or any damage is attributable to the negligent or intentional act or omission of the party seeking to be indemnified or its directors, officers, employees, representatives or agents); in the event such injury or damage results from the joint or concurrent negligent or intentional act or omission of the parties, each shall be liable under this indemnification in proportion to its relative degree of fault.

                                   Article 28
                              Conditions Precedent

28.1 NAPOCOR CONDITIONS PRECEDENT. It shall be a condition precedent to this Agreement that by 30th June, 1992, or such later date as the parties hereto may agree, the following are supplied to NAPOCOR by HOPEWELL, each in form and substance satisfactory to NAPOCOR or that such a condition precedent is waived by NAPOCOR:

           (i) copies of the Memorandum and Articles of Association of HOPEWELL, as certified by the company secretary of HOPEWELL in a manner satisfactory to NAPOCOR;

          (ii) copies of resolutions adopted by HOPEWELL's Board of Directors authorising the execution, delivery and performance by HOPEWELL of this Agreement certified by the company secretary of HOPEWELL in a manner satisfactory to NAPOCOR;

         (iii) approval of the Central Bank to make payments to HOPEWELL in dollars as provided in this Agreement;

          (iv) a bond, guarantee or standby letter of credit of a financial institution securing a maximum amount of $16,000,000 (which shall reduce by fifty per cent (50%) upon the Unit Completion Date in respect of Unit 1) and otherwise reasonably acceptable to NAPOCOR in respect of HOPEWELL's obligations under Articles
                  3.13 and 3.14;

           (v) a copy of the Articles of Incorporation of HOPEWELL PHILIPPINES, as registered with the Securities and Exchange Commission, certified by the company secretary in a manner satisfactory to NAPOCOR.

28.2 HOPEWELL CONDITIONS PRECEDENT. It shall be a condition precedent to this Agreement that by 30th June, 1992, or such later date as the parties hereto may agree, the following are supplied to HOPEWELL by NAPOCOR, each in form and substance satisfactory to HOPEWELL or that such a condition precedent is waived by HOPEWELL:

           (i) copies of the Charter and By-Laws of NAPOCOR, and of resolutions adopted by its Board of Directors authorising the execution delivery and performance by NAPOCOR of this Agreement, each certified by the corporate secretary of NAPOCOR in a manner satisfactory to HOPEWELL;

          (ii) copies of such consents, licences, permits, approvals and registrations by or with any governmental agency or other authority in the Philippines or elsewhere as may be necessary to ensure the validity and binding effect of this Agreement and to permit the performance by each of NAPOCOR and HOPEWELL of its obligations under this Agreement;

         (iii) a certificate of the corporate secretary of NAPOCOR confirming that all necessary corporate and other approvals and action have been duly obtained and taken for the execution, delivery and performance by NAPOCOR of this Agreement;

          (iv) a copy of an absolute deed of sale conveying title to the Site to NAPOCOR in a manner satisfactory to HOPEWELL; certified by the corporate secretary of NAPOCOR in a manner satisfactory to HOPEWELL; evidence that NAPOCOR will have legal title to the Site within 180 days of the Effective Date and evidence that NAPOCOR has acquired the right of way for the Access Road;

           (v) evidence of the approval of NAPOCOR to HOPEWELL's occupation and use of the Site, as contemplated in this Agreement and at no cost to HOPEWELL, from the Effective Date to the Transfer Date;

          (vi) a legal opinion of NAPOCOR's General Counsel in the form set out in the Thirteenth Schedule (Form of Legal Opinion of Napocor's General Counsel).

28.3 GENERAL CONDITIONS PRECEDENT. It shall be a condition precedent to this Agreement that by 30th June, 1992, or such later date as the parties hereto may agree, the following are received by HOPEWELL, each in form and substance satisfactory to HOPEWELL or that such a condition precedent is waived by HOPEWELL:

         (i) a performance undertaking of the Republic of the Philippines in respect of NAPOCOR's obligations hereunder duly executed and delivered by the Republic of the Philippines in the form set out in the Eleventh Schedule (Form of Performance Undertaking);

           (ii) copies of all such consents, licences, permits, approvals and registrations by or with any governmental agency or other authority in the Philippines as may be necessary to ensure the validity and binding effect of the Performance Undertaking, and to permit the performance by the Republic of the Philippines of its obligations thereunder;

          (iii) a legal opinion of the Secretary of Justice of the Republic of the Philippines as to the validity, enforceability and binding effect of the Performance Undertaking in form and substance satisfactory to HOPEWELL;

           (iv)   the Accession Undertaking, duly executed by HOPEWELL
                  PHILIPPINES;

            (v) each of the documents referred to in the Ninth Schedule (Documentary Requirements for the Effective Date);

           (vi) final financial plans and unconditional commitments for the provision of the required debt financing;

          (vii) evidence that insurance as provided in paragraph 1 of the Tenth Schedule (Insurance) is in full force and effect;

         (viii) an Environmental Compliance. Certificate for the Power Station; and

           (ix) the agreed programme for the installation and connection of the Transmission Line as referred to in Article 13.

         It is understood that NAPOCOR shall use its best efforts to assist HOPEWELL to obtain the same but shall not be responsible to ensure that any of the above is received by HOPEWELL.

28.4 In the event that the title referred to in Article 28.2(iv), or any of the approvals, consents, registrations exemptions or other rights, laws or regulations referred to in Articles 28.2 or 28.3 or the Ninth Schedule (Documentary Requirements for the Effective Date) is subsequently terminated, withdrawn, rescinded or amended or any new required extension, approval, consent or registration cannot be obtained and as a result thereof the interest of HOPEWELL in the Site, the Project or the Power Station and/or HOPEWELL's economic return (net of tax or other imposition) on its investment is materially reduced, prejudiced or otherwise adversely affected (including, without limitation, any restriction on the ability to remit funds in dollars outside of the Philippines) then the parties hereto shall meet and endeavour to agree on amendments to this Agreement and if after 60 days no such agreement has been reached the provisions of Article 8.5 shall apply.

28.5 NAPOCOR and HOPEWELL shall jointly certify that this Agreement is no longer conditional and that the Effective Date has occurred.

                                   Article 29
                                  Late Payment

29.1 BY NAPOCOR. If any amount payable by NAPOCOR hereunder whether in respect of fees or otherwise and whether pursuant to judgment or otherwise is not paid on or before the due date NAPOCOR shall pay interest thereon, calculated at the rate of overnight U.S. Federal Funds plus 2% per annum if the amount was due in dollars, and the T-Bill Rate plus 3% per annum if the amount was due in pesos, from the date upon which it was due until the date which such amount is received by HOPEWELL.

29.2 BY HOPEWELL. If any amount payable by HOPEWELL, whether pursuant to judgment or otherwise, is not paid on or before the due date, HOPEWELL shall pay interest thereon, calculated at the rate of overnight U.S. Federal Funds plus 2% per annum if the amount was due in dollars, and the T-Bill rate plus 3% per annum if the amount was due in pesos, from the date that it was due until the date upon which such amount is received by NAPOCOR.

AS WITNESS the hands of the duly authorised representatives of the parties hereto on the 9th day of November in the year nineteen hundred and ninety one.

                                 FIRST SCHEDULE

                        PROJECT SCOPE AND SPECIFICATIONS

I.       SCOPE OF AGREEMENT

         HOPEWELL shall be responsible for the design, supply, delivery, installation/erection and operation, including civil works, testing and commissioning, of a 700 MW Coal-Fired Thermal Power Station consisting of 2 x 350 MW generating units.

II.      THE SITE

         The plant site with a land area of approximately 100 hectares is located in Barangay Ibabang Pulo, in the island of Pagbilao Grande, town of Pagbilao in the Province of Quezon. The site itself is approximately 10 kilometres from Pagbilao town proper. Pagbilao is 145 kilometres from Manila. The battery limits of the Site will be agreed by HOPEWELL and NAPOCOR not later than the Effective Date.

         Presently, access to the site is by sea from Pagbilao Port which is within the Pagbilao town proper. An access road within the island will be constructed which will connect to the mainland with a bridge from either Pagbilao proper or Luaya Point.

         NAPOCOR shall make available the Site to HOPEWELL for the purpose of building and operating the Power Station.

         NAPOCOR shall prepare the design and specifications of the interconnection facilities in accordance with NAPOCOR's engineering standards and practices as well as to the operational requirements of the power system.

III.     EXTENT OF WORKS/SUPPLY

         In pursuance of its obligations under Section I above, HOPEWELL shall be responsible for:

         1. Detailed site investigation which includes, but is not limited to, geologic/geotechnic studies, seashore and barometric studies and topographic and hydrographic survey.

         2.       Civil Works

                  (a) Site development such as grading, gravel surfacing, construction of roads within the Site, fence, and drainage facilities, etc.

                  (b)      Ash disposal system.

                  (c) Fuel oil and demineralized water foundations, raw water tank including foundation and neutralization pond.

                  (d) Fly ash silo and related facilities for the accumulation of ash prior to disposal outside of the Site.

                  (e)      Switchyard foundations.

                  (f) Buildings and other structures such as powerhouse, turbine generator, steam generator and equipment foundations, smokestack, service and auxiliary buildings, etc.

                  (g)      Circulating water system and related facilities.

                  (h)      Raw water intake, piping and related structures.

                  (i)      Meteorological Tower.

         3.       Infrastructure Facilities

                  (a) Jetty or wharf capable of handling sixty thousand (60,000) deadweight tonner vessel, unloading structures and related facilities.

                  (b) Coal storage yard and related facilities with a storage capacity of forty-five (45) days coal supply requirement of the plant operating at 100% load at Contracted Capacity.

                  (c) Oil Storage facilities to store light oil required by the Power Station

                  (d)      The Bridge

         4.       Electro-Mechanical Works Designed for 60-Hertz Operation

                  (a) Boiler Island and auxiliaries consisting of steam generator, pulverized coal system, air ducts and gas ducts, oil handling equipment, ash handling system, coal loading and unloading equipment, boiler feedwater pumps, feedwater booster pumps, boiler feedwater pumps, raw water supply equipment, filtered water equipment, drinking water equipment, house service water equipment, demineralizer, cycle-water chemical treatment, and waste-water treatment.

                  (b) Steam-Turbine Island consisting of steam-turbine, condensing equipment, feedwater heaters, circulating water system, chlorinator equipment, bearing cooling water system, pipe valves, fittings, hangers, insulations and lagging.

                  (c) Alternating Current Equipment and Auxiliaries consisting of generator, excitation system, generator lead busbar, potential transformer/s and surge arrester cubicle, power system stabiliser and neutral grounding device.

                  (d) Controls such as steam generator control, electrical equipment control and data logging system, and other instrumentation indicators complete with the necessary supervisory devices, computers and protective controls for the Power Station and the interconnecting transmission lines, at the Power Station end.

                  (e) Power Plant Mechanical Equipment such as turbine room crane, fire protection equipment, house service air compressors, instrument air compressor, sump pumps, maintenance machines and machine shop equipment.

                  f. Power Plant Electrical Equipment such as main power and auxiliary transformers, switchyard equipment, switchgear cubicle, power centre, motor control centre, alternating current power supply, direct current power supply equipment complete with battery charger, emergency diesel generator, lighting system, paging system, clock system, meteorological observation equipment, wirings and tubings, grounding system, and the required high voltage equipment devices and accessories including necessary cables and hardware for interconnection to the 230 KV switchyard. The switchyard shall be configured as one and one-half (1-1/2) breaker system to ensure the reliability and flexibility of the system interconnection.

                  (g) Air Conditioning System for the protection of electrical equipment and instruments at the control room and various offices.

                  (h) Communication System inside the Power Station, and Supervisory Control and Data Acquisition (SCADA) equipment and microwave communication system compatible with the NAPOCOR Power Management Centre.

                  (i) Chemical Analysis Equipment such as water testing equipment, coal testing equipment, oil testing equipment, laboratory glasswares supplies and chemicals.

                  (j) Fuel oil tanks for light oil including piping system and metering.

                  (k)      Test instruments, special tools and spare parts.

                  (1) Motor vehicles for management and operation personnel and ash disposal transport.

IV.      DESIGN CRITERIA

         The Power Station with an aggregate gross-rating of 2 x 350 MW (100%) shall have the following characteristics:

         1.       Rated Output

                  The rated output of the Power Station shall be the continuous output at the generator terminal with the following conditions:

                  Steam Pressure at H.P. turbine, bar               165

                  Steam temperature at H.P. turbine, deg. C         538

                  Steam temperature at I.P. turbine, deg. C         538

                  Opening of all extractions, %                     100%

                  Make-up water, %                                    0

                  Generator power factor                           0.85

                  Turbine governing inlet valve                 throttling

                  Circulating water temperature at condenser inlet,
                  deg. C                                            26

         2.       Maximum Continuous Output

                  The maximum continuous output of the Power Station shall not be less than 110% of the rated output at 30 deg. C circulating cooling water inlet temperature.

         3.       No-Load Operation

                  In case of complete load rejection, the Power Station shall be able to operate safely while it is disconnected from the external network and feed only its own auxiliary services.

         4.       Automatic Control Range

                  The Power Station shall allow automatic operation control on the range from 25% to 100% of the rated output.

         5.       Minimum Output

                  The minimum output at which the Power Station shall be able to operate continuously under automatic control shall be 25% of the rated output.

         6.       Plant Operative Characteristics

                  The Power Station shall be designed for the following operative conditions:

                  (a)      Base load despatchable operation.

                  (b) Programmed loading up to an average rate of not less than 3MW per minute per unit.

                  (c) Contribution to the grid frequency control. The Power Station shall be capable of instantaneous load variations of not less than 5% of the rated output.

         7.       Fuel

                  The Fuel specification to be used by HOPEWELL for the design of the Facility shall be as provided in the Fourth Schedule.

         8.       System Fault Level

                  The projected 230 KV bus fault at Kalayan Switchyard where the Coal-Fired Thermal Power Plant unit is connected in the Luzon Grid shall be 40 KA.

         9.       System Voltage Level

                  (a)      Generator terminal voltage - 21 KV

                  (b)      Main Transformer:

                           High voltage (Nominal) - 230 KV

                           Off Load Tap Change - -/+ 2 x 2.5%

                           Low Voltage - 21 KV

                  (c) Nominal voltage for auxiliary equipment (for information purposes):

                           AC System - MV - 21 KV and/or 13.8 KV
                                          - 6 KV and/or 6.6 KV and/or 4.16 KV
                                       LV - 480 V
                                          - 240 V

                           DC System - 220 V, 125 V, 48 V

                  10.      System Frequency - 60 Hertz

                  11.      Generator and Accessories

                           The generator shall be designed to match the steam turbine unit to assume base operating modes. The design characteristics shall be as follows:

                           (a) Nominal apparent power output at rated power 394 MVA rated voltage +/-5% and rated speed +/-5%, 37 deg. C ambient temperature.

                           (b)      Three phase, wye grounded.

                           (c)      Rated terminal voltage - 21 KV

                           (d)      Rated power factor, lagging - 0.85

                           (e)      Short circuit ratio (saturated)

                                    The measure value of the short circuit ratio at rated MVA and rated voltage shall not be less than 0.58.

                           (f)      Allowable voltage variations

                                    At rated MVA, frequency, power factor and inlet air temperature, the turbine-generator can operate satisfactorily even though the terminal voltage may vary +/-5% operated value.

                           (g)      Estimated generator reactive capability

                              1.    Active power per unit  -  350 MW

                              2.    Reactive power per unit  -  216.9 MVAR

                  12. 69 KV Electricity Supply for construction purposes by the Effective Date

                  13.      Start-Up Electricity

                           To be provided when necessary and in any event for testing after notice of testing has been given under this Agreement.

V.       SPECIFICATIONS FOR SUB-STATION

         The sub-station will consist of:

         -        High voltage equipment and accessories
         -        Main Power Transformer
         -        Medium Voltage Switchgear and accessories

         and will have the following descriptions and ratings:

         The sub-station is outdoor type. The 69 KV transmission line is terminated in a steel lattice tower H-frame. The high voltage equipment are steel lattice-type mounted/supported. The main power transformer is mounted in concrete foundations. The medium voltage switchgear is cable duct connected to the power transformer. It consists of one (1) main and four (4) feeder breakers, complete with standard protection and metering control accessories.

         The sub-station has the following rating:

         Capacity               -   10,000 KVA

         Voltage                -   67 KV (Primary)
                                    13.8 KV (Secondary)

         BIL                    -   350 KV (Primary)
                                -   95 KV (Secondary)

         Primary Protection     -   SF6 Type GCB, rated 72.5 KV at 20 KAIC, 350
                                    KV BIL, with standard accessories, phase and ground overcurrent relays

         Secondary Protection   -   SF6, Type GCB, rated 15KV at 20 KAIC, 95 KV
                                    BIL, with standard accessories phase and ground overcurrent protection on the main and feeders breakers

         Control Power Supply   -   125 VDC closing and tripping and motor
                                    charging for the main HV (69 KV) GCB

                                - 125 VDC closing and tripping but at 230 VAC motor charging for the 15 KV breakers

         The sub-station shall be complete in all aspect in accordance with the standard requirements for such applications and installations.

                                 SECOND SCHEDULE

                              OPERATING PARAMETERS

HOPEWELL shall operate the Power Station in accordance with the operating criteria and guidelines of NAPOCOR. HOPEWELL shall cooperate with NAPOCOR in establishing emergency plans including, but not limited to, recovery from a local or widespread electrical blackout; voltage regulation to effect load curtailment; and other plans which may arise. HOPEWELL shall operate the Power Station, provide start-up time and minimum load-carrying ability, as follows:

1.       Frequency Limitation

         The frequency limitation of coal fired power plants for continuous operation shall be between the range of 58.5 Hertz and 61.5 Hertz.

         The under frequency tripping relay shall be set at 57.5 Hertz.

2.       Maximum Continuous Load Operation

         The Power Station shall be guaranteed to operate satisfactorily at not less than 700 MW at the generator terminal by admitting the maximum guaranteed throttle flow of the turbine at rated pressure and temperature with one or two high pressure heaters out of service.

3.       Minimum Load Operation

         The Power Station shall be guaranteed to operate continuously under automatic control at 25% of the rated load.

4.       Range and Ratio of Load Changing

         At normal operation, except during start-up and shutdown, the generating units shall be capable of being operated as follows:

         a.       Cold Start-up to Synchronization    -    8 hours
                  (off line for more than 72 hours)

         b.       Warm Start-up to Synchronization    -    6 hours
                  (Off line between 12 and 72 hours)

         C.       Hot Start-up to Synchronization     -    1 hour
                  (Off line for less than 12 hours)

         d.       Synchronization and loading to full
                  load under normal condition,
                  ramp increase

                  Cold Start-up                      -   0.6%/min
                  Warm Start-up                      -   1.0%/min

         e. Instantaneous load variation - 5% of rated capacity if a Unit has been operated over a sufficient period under steady conditions. Intervals of 15 min are the minimum necessary between two instantaneous load variations.

5.       Operation Mode

         The Power Station shall be utilized as a despatchable base load plant and be expected to operate seven (7) days per week.

6.       Beat Rates

         The net heat rate based on coal firing at rated load of the Power Station following completion shall not be greater than 2300 Kcal/KWHR based an coal HHV. The Power Station will be tested to establish the Guaranteed Plant Net Heat Rate of 2300 Kcal/KWHR. If results of the Guarantee Tests show a plant net heat rate greater than 2300 Kcal/KWHR, then HOPEWELL shall endeavour to undertake corrective measures on the units to achieve the Guaranteed Plant Net Heat Rate. In the event that the tested Plant Net Heat Rate exceeds 2300 Kcal/KWHR at commissioning and HOPEWELL declares the Power Station to be complete, then the application of Section 6.2 of the Eighth Schedule (Delivery of Power and Energy) shall be based an the tested Plant Net Heat Rate for such period as HOPEWELL is unable to correct the Plant Net Heat Rate.

         The permitted step increase in the Guaranteed Plant Net Heat Rate shall be 1% (cumulative) of the original Guaranteed Plant Net Heat Rate after the lapse of every year and at the end of each period of five years the Guaranteed Plant Net Heat Rate shall decrease by 80% of the increase during the preceding five years.

OPERATING PROCEDURES

1.       Dispatch Procedure

         HOPEWELL shall control and operate the Power Station consistent with NAPOCOR's system control and dispatch requirements, provided that (i) the minimum operating load (other than in Emergency Conditions) of any Unit shall not be less than 30% of nominated capacity of each Unit and
         (ii) during the initial five (5) years following the Plant Commercial Operations Date, NAPOCOR shall use its best endeavours to dispatch the Power Station at a level which will achieve a monthly average plant capacity factor of not less than seventy five per cent (75%) of nominated capacity.

2.       Engineering Standards

         The Power Station including, but not limited to, the protective apparatus shall be operated and maintained in accordance with good engineering practices in respect of synchronizing, voltage and reactive power control.

3.       Protective Devices

         The Power Station shall be operated with all of its protective apparatus in service whenever the facility is connected to or is operated in parallel with the NAPOCOR electric system. Any deviation for brief periods of emergency or maintenance shall only be by mutual agreement.

4.       Integrity Loss

         If, at any time, NAPOCOR has reason to doubt the integrity of any HOPEWELL protective apparatus and suspects that such loss of integrity could jeopardise the NAPOCOR electric system, HOPEWELL shall demonstrate, to NAPOCOR's satisfaction, the correct calibration and operation of the equipment in question.

5.       Testing of Protective Devices

         HOPEWELL shall test all protective devices with qualified personnel at intervals not to exceed one (1) year.

6.       Notice of Tests

         HOPEWELL shall notify NAPOCOR at least fourteen (14) calendar days prior to any testing.

7.       Service Commitment

         At NAPOCOR's request, HOPEWELL shall make all reasonable efforts to deliver power during periods of Emergency.

8.       Maintenance During Emergency

         In the event that HOPEWELL's scheduled Downtime coincides with an Emergency, HOPEWELL shall make all reasonable efforts to reschedule the Downtime.

9.       Daily Operating Report for Record Purposes

         HOPEWELL shall keep NAPOCOR's Power Management Centre informed as to the daily operating schedule and generation capability of its Power Station, including, without limitation to, any Forced Outages.

10.      Operating and Maintenance Records

         HOPEWELL shall maintain the operating and maintenance records for each Unit for a period of at least five (5) years with records of: real and reactive power production, changes in operating status, outages, protective apparatus operations and any unusual conditions found during inspections. Changes in the setting of protective apparatus shall also be logged. In addition, HOPEWELL shall maintain records applicable to the Power Station, including the electrical characteristics of the generator and settings or adjustment of the generator control equipment and protective devices. Such information shall be made available to NAPOCOR upon request.

                                 THIRD SCHEDULE

                                PENALTY ON DELAYS

To guarantee the faithful performance by HOPEWELL of its obligation to construct the Power Station in accordance with the terms and conditions of this Agreement, HOPEWELL shall post the bond, guarantee or standby letter of credit (the "Bond") referred to in Article 28.1(iv).

In the event that HOPEWELL fails to complete a Unit as provided in Article 3.13 or Article 3.14 by the day (the "Bond Day") falling 30 days after the Target Completion Date of that Unit, which day shall be extended day for day for (1) delays caused by Force Majeure or the failure of NAPOCOR to fulfil any of its obligations hereunder, or (2) extensions granted by NAPOCOR, NAPOCOR shall be entitled to draw on the Bond at the rate of (i) $10,000 per Unit for each day that the Completion Date of such Unit is delayed after the Bond Day, for the first sixty (60) days after the Bond Day, and (ii) $24,700 per Unit for each day thereafter until the Bond has been fully drawn upon.

In the event that the Bond has been fully drawn upon HOPEWELL shall have no further liability to make payments pursuant to Article 3.13 or Article 3.14.

                                 FOURTH SCHEDULE

             SPECIFICATIONS FOR FUEL SUPPLY AND START-UP ELECTRICITY

Specifications

The specifications for the Fuel Supply and Start-Up electricity will be as follows:-

I.       Coal

         (a)      Coal Analysis (As-Fired Basis)

                                             Performance
                          Average               Coal            Coal Range
                          -------            -----------        ----------
Total Moisture (%)         14.23                 7.13           7.13 - 23.40
Volatile Matter (%)        36.70                38.33          34.33 - 40.26
Fixed Carbon (%)           41.93                40.70          38.87 - 49.26
Ash (%)                     7.00                13.84           3.33 - 13.84
Carbon (%)                 70.76                62.08          65.96 - 75.88
Hydrogen (%)                5.19                 4.93           4.60 -  5.79
Nitrogen (%)                1.43                 0.99           1.07 -  1.60
Sulphur (%)                 0.54                 0.53           0.23 -  0.99
Oxygen (%)                 13.20                10.50           9.54 - 16.85
HHV, Kcal/kg                6040                 6140           5240 -  6770
Grindability (HGI)         46.00                37.00          37.00 - 50.00

          (b)      Coal Ash Analysis (Dry Basis)

                      Performance
                         Coal                     Range
                      -----------                 -----

Na20 (%)                 0.67                 0.27 -  1.56
K20 (%)                  1.08                 0.20 -  1.89
Ti02 (%)                 1.52                 0.82 -  3.10
S03 (%)                  5.03                 0.55 - 10.59
P205 (%)                 0.56                 0.10 -  1.69
Br 0 (%)                  -                        -
Sr 0 (%)                  -                        -
Si02 (%)                47.31                36.07 - 60.44
A1203 (%)               28-62                14.36 - 36.60
Fe203 (%)               11.77                 3.68 - 23.53
Ca 0 (%)                 6.44                 1.35 - 10.99
Mg 0 (%)                 3.12                 0.40 -  6.59

(c)      Ash Fushion Temperature (Reducing)

                                    Typical                     Range
                                    -------                     -----

 Initial
    Deformation (C)                  +1450                      1130-1600

 Spherical
    Deformation (C)                  +1560                          -

 Hemispherical
    Deformation (C)                  +1570                      1260-1600

 Flow (C)                            +1580                      1360-1600

II.      Light Oil specifications:

                                                      Fuel Oil
                                                      --------

         Specific Gravity, API @ 60 deg. F            36

         Density, kg/liter                            0.843

         Flash Point, PM, deg. F                      130 min.

         Pour Point, deg. F                           50 max.

         Viscosity, SSU @ 100 deg. F                  35 - 50

         Water and Sediments, % Vol.                  0.10 max.

         Sulfur, % Wt.                                1.0 max.

         Ash, % Wt.                                   0.005

         Higher Heating Value, Btu/lb                 19,650
                               (kcal/kg)              (10,917)

         Lower Heating Value, Btu/lb                  18,400
                               (kcal/kg)              (10,222)

III.     Start-Up Electricity

         Subject to Article 13, start-up electricity of sufficient capacity and rating shall be provided when necessary and in any event for listing after notice has been given.

                                 FIFTH SCHEDULE

                        TRANSMISSION LINE SPECIFICATIONS

Location

From the outgoing sides of the high voltage switchyard within the Site to the relevant and specific termination and interconnection point, on the Luzon Grid as determined by NAPOCOR, through a route shown approximately by attached plan, "Proposed 230 KV Transmission Line".

Specifications

The Transmission Line shall be designed and constructed in accordance with internationally accepted standards.

The Transmission Line shall be capable of providing sufficient electricity for testing, commissioning and starting the Power Station and shall be capable of taking the maximum output of the Power Station, and shall be completed within the agreed construction programme for the Power Station as stipulated in Article 13 of this Agreement.

The Transmission Line shall be complete in all aspects and composed of but not limited to: Structural steel towers capable of withstanding all stresses induced and/or caused by environmental, electrical and mechanical stresses, aluminum wires and cables, dampers insulators attachment hardwares, other appurtenances and hardwares, protective shields and earthling systems.

The Site terminal attachment scope of supply shall be as shown in the attached figure "230 KV Transmission Line Site Terminal Attachment Scope of Supply".

                              L ' A M O N   B A Y

                       PROPOSED 230 KV TRANSMISSION LINE
             FROM 2x350 MW PAGBILAO COAL FIRED THERMAL POWER PLANT
                      TO 110 MW KALAYAAN HYDRO POWER PLANT

                                     [MAP]

                                    [CHART]

                            230KV TRANSMISSION LINE
                            SITE TERMINAL ATTACHMENT
                                SCOPE OF SUPPLY

                                 SIXTH SCHEDULE

                         ELECTRICITY DELIVERY PROCEDURES


1.       Definition

         "Downtime" means the seventy-three (73) days per Unit per year allowed to HOPEWELL by NAPOCOR to allow HOPEWELL to undertake the normal inspection, maintenance, repair and overhaul Provided that the amount of Downtime for the Power Station shall, in any year, be calculated by reference to that aggregate allowance of one hundred and forty six
         (146) days for both Units.

         "Forced Outage" is defined as the inability due to the fault of HOPEWELL to meet Contracted Capacity when requested by NAPOCOR (other than as a result of any faults in or failure of the power transformers or high voltage switchgear) Provided that any failure to meet the Contracted Capacity as a result of a reduction in the Availability of the Power Station as a result of Downtime or as a result of the Power Station commencing generation after a period of non generation shall not be Forced Outage.

2.       Measurement of Power Generated

         Measurement of power generated transferred to NAPOCOR shall be made at the high voltage side of the main power transformer.

3.       Notice in Change of Output

         Specific procedures for notifications of power requirements shall be agreed between HOPEWELL and NAPOCOR prior to the Unit Completion Date in respect of Unit 1. Subject to such procedures, the outputs of the Units shall be as required by the system controller from time to time, provided that changes in output requested by the system controller remain within the Specifications and the Operating Parameters.

4.       NOTICE OF DOWNTIME

         NAPOCOR shall prepare annual, monthly and weekly systems operating plans and in so doing shall coordinate with HOPEWELL to agree on Downtime. NAPOCOR shall grant HOPEWELL allowable Downtime to undertake all regular inspection and maintenance in accordance with the manufacturer's recommendations.

         HOPEWELL will be allowed a total of 73 days per Unit per year (calculated on the basis of an aggregate of one hundred and forty six
         (146) days for both Units) Downtime for normal inspection, maintenance, repair and overhaul. If in any year total available period of Downtime is not utilised the excess shall be carried forward and added to the allowance for the next year.

         HOPEWELL will plan with NAPOCOR to ensure that as far as practicable, Downtime is undertaken at times to cause minimum disruption to the NAPOC power supply.

5.       Notice of Required Electricity

         Whilst the annual, monthly and weekly system operating plans will be prepared by NAPOCOR in consultation with HOPEWELL, it is agreed that the weekly plan for the following seven days will be the control plan and will be that plan referred to as "normal operation plan".

6.       Normal Operations

         Normal operations of the Units are as defined below:

         (a) Operating in accordance with the weekly normal operation plan as defined in Section 5 above as agreed in writing between NAPOCOR and HOPEWELL.

         (b) Operating with Fuel within the specifications set out in the Fourth Schedule (Specifications for Fuel Supply and Start-Up Electricity).

         (c) Subject to the provisions of Article 3.15, operating at 700 MW with a cooling water temperature rise not exceeding 7 deg. C.

         (d) Operating frequencies of the system to be within the limits of the Operating Parameters.

         (e)      Operating at a system voltage of 230 KV plus or minus 5%.

         (f) Start-up, synchronizing and loading to be within the limits of the Operating Parameters.

         (g) Full access to the Site at all times for materials and personnel.

                                SEVENTH SCHEDULE

                    MEASUREMENT AND RECORDING OF ELECTRICITY

1.       Meter Ownership And Maintenance

         NAPOCOR shall own and maintain as part of the Interconnection Facilities, meters and related equipment to be utilized for the measurement of electric power and energy in determining NAPOCOR's payments to HOPEWELL pursuant to this Agreement.

2.       Meter Location

         The equipment used for metering the power and energy delivered to NAPOCOR shall be located at the high voltage side of the step-up transformer.

3.       Metering Devices

         For the purpose of monitoring the Power Station's operation, NAPOCOR shall have the right to require, at HOPEWELL's expense, the installation of metering devices at the generation side which will be specified to HOPEWELL prior to the Effective Date.

4.       Meter Reading and Verification

         In order to verify the quantity of electricity delivered by HOPEWELL to NAPOCOR in each month, NAPOCOR and HOPEWELL shall at noon or at such other time agreed between NAPOCOR and HOPEWELL on the twenty fifth day of each month take a photograph of the electricity meters in the Power Station recording the supply of electricity by HOPEWELL provided always that if either party shall not be present at the relevant meter or meters at the agreed time, the above-mentioned photograph shall be taken by the party present and shall be binding on the party absent.

5.       Meter Tests

         NAPOCOR'S meters, installed in pursuance to this Agreement, shall be tested by NAPOCOR at its own expense every six months. Other tests may be conducted at any reasonable time upon request by either party, at the requesting party's expense. If HOPEWELL makes such request, HOPEWELL shall reimburse said expense to NAPOCOR within thirty (30) days after presentation of a bill therefor. NAPOCOR's meter test results shall be deemed final and conclusive.

6.       Meter Accuracy

         Metering equipment found to be inaccurate shall be repaired, adjusted, or replaced by NAPOCOR such that the accuracy of said equipment shall be within 100% plus or minus two per cent (2%). Should the inaccuracy exceed plus or minus two per cent (2%), the correct amount of power energy delivered during the previous billing period shall be estimated by NAPOCOR and agreed by the parties. Adjustment for meter inaccuracy shall cover only the current billing period and the billing period immediately preceding it except when such meter inaccuracy is due to fraud.

7.       Meter Seals And Inspection

         NAPOCOR's meters shall be sealed and the seals shall be broken only when the meters are to be read, inspected or tested pursuant to Section 5 above. HOPEWELL shall be given reasonable notice of such occasions and shall have the right to have its representative present.

                                 EIGHTH SCHEDULE

                          DELIVERY OF POWER AND ENERGY

1. OBLIGATIONS OF PARTIES. HOPEWELL hereby agrees to convert Fuel supplied by NAPOCOR into electricity and NAPOCOR hereby agrees to take at the high voltage side of the step-up transformer, the electric power and energy delivered by HOPEWELL to NAPOCOR until the end of the Cooperation Period in respect of Unit 2.

2. CAPACITY PROVISION. HOPEWELL shall deliver and NAPOCOR shall receive and pay for the electric power output capacity of the Units as provided in Section 6.1 of this Schedule in respect of the amount of Contracted Capacity which, in respect of each year, shall be the actual net Kilowatt (KW) capability of the Units nominated by HOPEWELL for such year provided that:-

         (a) such nominated amount may not exceed 105% of the Nominal Capacity unless NAPOCOR so agrees; and

         (b) if, at the beginning of any year HOPEWELL nominates an amount less than the Nominal Capacity it may subsequently nominate an increased amount in which case such increased amount shall be the Contracted Capacity for the remainder of such year.

         At the commencement of each year of the Cooperation Period, if so requested by NAPOCOR, HOPEWELL shall demonstrate its ability to provide NAPOCOR the Contracted Capacity; if, following any test, HOPEWELL has failed to demonstrate its ability to provide NAPOCOR with the Contracted Capacity, it may, at any time thereafter, arrange for further tests to establish the amount of capacity that it is able to make available.

         If, on the Completion Date or any anniversary thereof HOPEWELL fails to notify NAPOCOR of the nominated amount of Contracted Capacity for the following year; the Contracted Capacity for such year shall be the Nominal Capacity.

3. DELIVERED ENERGY. HOPEWELL shall convert Fuel supplied by NAPOCOR into electricity and deliver it to NAPOCOR, and NAPOCOR shall take such electricity from HOPEWELL as requested by the NAPOCOR Power Management Center. The energy delivered shall be paid for by NAPOCOR pursuant to the terms and conditions as provided in Section 6.2 of this Schedule.

4. START-UPS. NAPOCOR shall provide start-up electricity to the Units, the cost of utilisation of which and normal fees shall be for HOPEWELL's account.

5. STATION FACILITIES. Electricity required for use in connection with the Power Station facilities such as air conditioners, lighting, domestic water systems when the Units are not running will be sourced from the NAPOCOR Grid with HOPEWELL paying for its cost.

6.       TERMS OF PAYMENT

          6.1 Capacity Fees. The Total Capacity Fees shall be the sum of the Capital Recovery Fee, the Fixed Operating Fee, the Infrastructure Fee and the Service Fee. The Capacity Fees shall be computed on the basis of the following formulae:

                   6.1.1      Capital Recovery Fee (A):

                              A = {(CCR x CC x F)-(Y x 1.05)(CCR)(NC - CC)}

                   6.1.2      Fixed Operating Fee (B):

                              B = {(OCR x CC x F)-(Y x 1.05)(OCR)(NC - CC)}

                   6.1.3      Service Fee (C):

                              C = {(SFR x CC x F)-(Y x 1.05)(SFR)(NC - CC)}

                  6.1.4       Infrastructure Fee (D):

                              D = {(BIF x CC x F)-(Y x 1.05)(BIF)(NC - CC)}

                  6.1.5       Capacity Fee Contract Rates are:

                              6.1.5.1 Contract Capacity Rate for Capital Cost (CCR) is $21.00 per KW per month

                              6.1.5.2 Contract Capacity Rate for Fixed Operating Cost (OCR) are $1.60 and Ps 1.71 per KW per month

                              6.1.5.3        Contract Capacity Rate for
                                             Infrastructure (BIF) is $1.50 per
                                             KW per month

                              6.1.5.4 Service Fee Rate (SFR) is $1.80 per KW per month

                  6.1.6       Variables in the above Capacity Fee formulae are:

                              A    =         Capacity Fee to recover Capital
                                             Costs for the billing period

                              B    =         Capacity Fee to recover Fixed
                                             Operating Costs for the billing
                                             period

                              C    =         Capacity Fee to reflect return on
                                             investments for the billing period

                              D    =         Capacity Fee to recover
                                             Infrastructure Cost for the billing
                                             period

                              CCR  =         Contract Capacity Rate for capital
                                             costs per KW per month

                              OCR  =         Contract Capacity Rate for fixed
                                             operating costs per KW per month

                              SFR  =         Service Fee Rate for return on
                                             investments per KW per month

                           BIF     =      Basic Infrastructure Fee per KW per
                                          month

                           NC      =      Nominal Capacity in KW

                           CC      =      Contracted (Nominated) Capacity for
                                          the year in KW

                           F       =      Outage Factor as derived using the
                                          following formula to be used. If
                                          Forced Outage does not occur, or if
                                          the following formula results in F
                                          being greater than 1, then F shall be
                                          1:


                                          F = monthly actual gross generation
                                              -------------------------------
                                                          TMEG

                                          where TMEG = Theoretical Maximum
                                          Energy Generation, being the Nominal
                                          Capacity of the Unit/Power Station
                                          multiplied by the hours in the
                                          relevant month, less any adjustments
                                          made for allowable Downtime, dispatch
                                          order, allowable Force Majeure and for
                                          the Unit/Power Station commencing
                                          generation after a period of non
                                          generation

                           Y       =      Variable

            The variable is defined as follows:

            if (X NC) < CC, then Y = 0
                      -
            if CC < (X NC), then Y = 1

            Where X = 0.95 for the first 12 years of the Cooperation Period and
            0.90 thereafter.

6.1.7 In the event there is Forced Outage due to accident, manufacturing defect, defects in materials or assembly or any other similar reasons other than fault or failure of the power transformers or high voltage switchgear, and rectification of the Forced Outage to restore normal operations has taken a period in excess of 15 days, then the formula for the calculation of Capacity Fees shall be as provided above for the first 15 days of Forced Outage and shall be as follows for the period of Forced Outage in excess of 15 days:

            Al =          CCR x IC x F
            B1 =          OCR x IC x F
            C1 =          SFR x IC x F
            D1 =          BIR x IC x F

            where:

            CC = Contracted Capacity in effect immediately prior to the Forced Outage

            IC =          CC less the capacity lost due to such Forced
                          Outage
                           provided that if HOPEWELL is unable to make available the Contracted Capacity for reasons which would have been Forced Outage but for the fact they relate to faults in or failure of the power transformers or high voltage switchgear and such failure continues for more than 30 days thereafter the Capacity Fees shall be reduced by reference to the amount of capacity that HOPEWELL is so unable to make available and the Cooperation Period shall be extended by a period equal to the period for which such reduction is applicable.

6.2 Energy Fees. Energy Fees shall be computed on the basis of the following formula:

            E     =        {(BER x ED) + (U x Va)}

         where:

            E     =        Energy Fees, in dollars and pesos, for the billing
                           period

            BER   =        Base Energy Rate, in dollars and pesos, per
                           kilowatthour delivered

            ED    =        KWHR delivered during the billing period

            U     =        Weighted average of coal price in $ or pesos per
                           metric ton based on the average of last three (3) purchases made by NAPOCOR

            Va    =        Coal consumption in metric tons computed on the basis
                           of the following:

                           0, (where m < HRT < n)
                                       -     -
                           Vb - Vt, (where HRT < m)
                           Vg - Vt, (where HRT > n)

                           where:-

                           m      =         HRG with an initial assumed value of
                                            2,193 Kcal/KWHR and thereafter
                                            adjusted, if necessary, in
                                            accordance with Section 6 of the
                                            Second Schedule

                           n      =         HRG with an initial assumed value of
                                            2,300 Kcal/KWHR and thereafter
                                            adjusted, if necessary, in
                                            accordance with Section 6 of the
                                            Second Schedule

                           Vg     =         Coal consumption in metric tons
                                            computed on the basis of the
                                            Guaranteed Plant Net Heat Rate (HRG)
                                            with an initial assumed value of
                                            2,300 Kcal/KWHR (and thereafter
                                            adjusted, if necessary, in
                                            accordance with Section 6 of the
                                            Second Schedule) and the High
                                            Heating Value (HHV) of the coal
                                            multiplied by the energy delivered;
                                            by formula,

                                            Vg    =    ED x HRG x 1/HHV

                  Vb       =        Coal consumption in metric tons computed on
                                    the basis of the HRG with an initial assumed value of 2,193 Kcal/KWHR (and adjusted, if necessary, in accordance with Section 6 of the Second Schedule) and the HHV of the coal multiplied by the energy delivered; by formula,

                                    Vb = ED x HRG x 1/HHV

                  Vt       =        Coal consumption in metric tons computed on
                                    the basis of the tested net plant Heat Rate
                                    (HRT), and the High Heating Value (HHV) of the coal multiplied by the energy delivered;
                                    by formula,

                                    Vt = ED x HRT x 1/HHV

                                    where:-

                                    HRT is the tested plant heat rate taken
                                    during the commissioning date and after
                                    every general overhaul of the Units;

                                    HHV is the weighted high heating value of the coal for the last three (3) purchases made by NAPOCOR in accordance with ASTM standards

                  The Base Energy Rate shall be:

                  A.  Up to the first 75% of Unit/Power Station capacity:

                      For Unit:          (350,000 x 24 x Nd) x 0.75
                      For Power Station: (700,000 x 24 x Nd) x 0.75

                      $0.0020/KWHR and Ps0.0107/KWHR

                      where Nd is the number of calendar days in the month; and

                  B. Above 75% of Unit/Power Station capacity - $0.0019/KWHR and Ps0.0107/KWHR

6.3      Fees Adjustment Provision.

         On 1st March and 1st September of each year, the amount of (i) the Energy Fee and (ii) the Fixed Operating Fee shall be increased/decreased proportionately to the average of any increase/decrease of

         (a)         (i)   the Japanese Export Price Index taken from the
                     International Financial Statistics published by the International Monetary Fund (the "JAPANESE INDEX"); and

                     (ii) the U.S. Export Price Index (excluding Agricultural Products) taken from the International Financial Statistics published by the International Monetary Fund (the "U.S. INDEX"); or

           (b) the National Economic and Development Authority's consumer price index for all items in Metropolitan Manila (the "Philippines Index"),

         as from the levels of such indices prevailing as at 15th March, 1989.

         If any of the indices referred to in Section 6.3 above ceases to exist or to be published, the relevant increase/decrease shall be the increase/decrease in the index replacing or revising such index or such other index nominated by HOPEWELL. And accordingly, at any given time (the "Current Date"), the Energy Fee and the Fixed Operating Fee, shall be escalated by a factor as follows:-

                                           {(JIC)  + (USIC)}
          Dollar denominated fees: AF =    {(JIB)    (USIB)}
                                           -----------------
                                                   2

                                          PIC
          Peso denominated fees: AF   =  -----
                                          PIB

          Where:-

          AF     =   the Adjustment Factor

          JIB    =   the Japanese Index as at 1st March, 1989

          J1C    =   the Japanese Index as at the 1st March or 1st September,
                     whichever is the later, immediately preceding the Current
                     Date

          USIB   =   the U.S. Index as at 1st March, 1989

          USIC   =   the U.S. Index as at the 1st March or 1st September,
                     whichever is the later, immediately preceding the Current
                     Date

          PIB    =   the Philippines Index as at 1st March, 1989

          PIC    =   the Philippines Index as at the lst March or 1st September,
                     whichever is the later, immediately preceding the Current
                     Date

6.4 For clarity in the interpretation and application of the above formulae, sample computations of the Capacity and Energy Fees as well as the penalty for delayed completion are shown in the Sixteenth Schedule (Sample Computations of Monthly Billings, Start-Up Charges, Penalties and Incentives).

                                 NINTH SCHEDULE

                 DOCUMENTARY REQUIREMENTS FOR THE EFFECTIVE DATE

1.       Central Bank approval for:

         1.1 any bridge or other loans to be made in foreign currency by HOPEWELL or any other person to HOPEWELL PHILIPPINES and for the payment of interest thereon and the payment of the principal thereof in foreign currency;

         1.2 incurring by HOPEWELL PHILIPPINES of foreign currency debt from international financial institutions or agencies, including International Finance Corporation and Asian Development Bank, for the purpose of repaying bridge loans (if any) extended by HOPEWELL or any other person, and for meeting the balance of the capital requirements of the Project;

         1.3 repatriation of HOPEWELL's investment in HOPEWELL PHILIPPINES and the profits of such investment as allowed by the laws, rules and regulations of the Republic of the Philippines on the date the investment is made; and

         1.4 HOPEWELL PHILIPPINES to receive payment in dollars as provided herein and to maintain an offshore dollar bank account or accounts.

2. Philippine Government approval of the employment of foreign nationals in supervisory, technical and advisory positions and for the positions of president, treasurer and general manager or their equivalent throughout the Cooperation Period.

3. Other national and local approvals as may be necessary to proceed with the Project and the construction, operation and maintenance of the Infrastructure and the reclamation, occupation and use of any land required to be reclaimed for the purposes of the Project.

4. Evidence that under the current law of the Philippines, remittance of dividends by HOPEWELL PHILIPPINES to HOPEWELL will not be subject to Philippine Withholding Tax in excess of fifteen per cent of the amount remitted.

5. The approval by the Central Bank, BOI and other relevant Philippine government agencies for the immediate importation into the Philippines of all equipment required for the Power Station, and the payment thereof in foreign currency.

6. A Certificate of Registration issued by the BOI in relation to the Project, confirming that HOPEWELL PHILIPPINES is a registered pioneer enterprise under the Omnibus Investment Code of 1987, containing conditions acceptable to HOPEWELL and providing:-

         6.1 Approval for up to 100% foreign ownership by HOPEWELL or HOPEWELL PHILIPPINES;

         6.2 Exemption from all national internal revenue taxes by the National Government for a minimum period of six (6) years, from the start of the Cooperation Period in respect of Unit 1 with the right to apply for extensions allowable under law;

         6.3 Full exemption from custom duties and national internal revenue taxes on importation of capital equipment and spare parts the importation process in respect of which is commenced on or before August 12, 1992, with the right to apply for extensions allowable under law;

         6.4 Tax credit equivalent to 100% of custom duties and national internal revenue taxes for locally supplied capital equipment;

         6.5 Full exemption from value added tax and local contractor's tax for HOPEWELL PHILIPPINES and for contractors associated with the Project;

         6.6 Exemption from customs duties and national internal revenue taxes for importation and unrestricted use of the consigned equipment for the Project.

7.       A Certificate of the Investment Coordination Committee approving the
         Project.

8. A Certificate of the National Economic and Development Authority for the purposes of the Uniform Currency Act of the Philippines.

9. An opinion of the Securities and Exchange Commission to the effect that HOPEWELL is not required to obtain a license to do business in the Philippines.

10. An opinion of the National Electrification Administration and the Energy Regulatory Board confirming that the operation by HOPEWELL of the Power Station will not constitute a public utility so as to require a franchise, certificate of public convenience or other similar license.

11.      An Environmental Compliance Certificate.

12.      Others as advised by Philippine counsel.

                                 TENTH SCHEDULE


                                    INSURANCE

1. INSURANCES DURING CONSTRUCTION. From the Effective Date until the commissioning of the Power Station, HOPEWELL shall, at its own expense, obtain and maintain in force the following insurances:

         (a) a Marine insurance in respect of plant and equipment to be imported into the Philippines;

         (b) All Risks "Builder's Risk Insurance" to cover the entire works from any and all kinds of damages arising out of any cause whatsoever;

         (c) "Third Party Liability Insurance" to cover injury to or death of persons (including those of NAPOCOR) or damages to property caused by the works or by HOPEWELL's vehicles, tools and/or equipment or personnel including its sub-contractors; and

         (d) "Workmen's Compensation Insurance" as required under the Social Security Law.

2. INSURANCE DURING COOPERATION PERIOD. During the period commencing on the first day of the Cooperation Period in respect of Unit I and ending on the Transfer Date, HOPEWELL shall at its own expense keep the Power Station insured against accidental damage from all normal risks and to a level normal for prudent operators of facilities similar to the Power Station. In addition, HOPEWELL shall secure adequate insurance cover for its employees as may be required by law.

3. The insurances effected shall be no less favourable to the insured in terms of risks covered than that normally effected by NAPOCOR in respect of its own similar operations.

4. HOPEWELL shall provide NAPOCOR with copies of all policies of insurance effected by it.

                                ELEVENTH SCHEDULE

                         FORM OF PERFORMANCE UNDERTAKING

 To: Hopewell Energy International Limited ("HOPEWELL") and Hopewell Power (Philippines) Corporation ("HOPEWELL PHILIPPINES" and, together with HOPEWELL, the "Beneficiaries" which expression includes each Beneficiary)

 Dear Sirs,

          We refer to the arrangements for HOPEWELL to make an investment in a power station to be built in the Philippines recorded in an energy conversion
 agreement dated [       ] made between National Power Corporation ("NAPOCOR")
 (which is wholly-owned by us) and HOPEWELL and an accession undertaking dated
 [       ], whereby HOPEWELL PHILIPPINES was joined as a party to the energy conversion agreement (the energy conversion agreement, as supplemented by the accession undertaking and as further supplemented and amended from time to time, the "Agreement"). We are fully aware of the terms and conditions of the Agreement.

          In order to facilitate these investment arrangements we hereby confirm that the obligations of NAPOCOR under the Agreement carry the full faith and credit of the Republic of the Philippines, and that the Republic of the Philippines will see to it that NAPOCOR will be able to discharge, at all times, such obligations as they fall due. Such obligations are hereby affirmed and guaranteed by the Republic of the Philippines.

          Any dispute, controversy or claim arising out of or relating to this undertaking, or the breach or termination thereof or the failure to pay or the late payment of any sum due shall be settled by Arbitration in Sydney, Australia in accordance with the UNCITRAL Arbitration Rules in force it the date of this undertaking. The appointing authority shall be The Australian Commercial Disputes Centre, Sydney, the number of arbitrators shall be three and the language to be used in the arbitral proceedings shall be English. The parties exclude any right of application or appeal to any courts in connection with any question of law arising in the course of arbitration or with respect to any award made.

          We waive for ourselves and our assets and revenues to the extent permitted by applicable law any and all immunity from suit, execution or other legal process; notwithstanding the foregoing, we do not waive any such immunity in respect of property which is (i) used by a diplomatic or consular mission of the Philippines, (ii) property of a military character and under the control of a military authority or defence agency and (iii) located in the Philippines and dedicated to a public or governmental use.

                                    Yours faithfully,
                                    THE REPUBLIC OF THE PHILIPPINES

                                    By:
                                       --------------------------------
                                             Secretary of Finance

                                TWELFTH SCHEDULE

                          FORM OF ACCESSION UNDERTAKING


THIS ACCESSION UNDERTAKING is made the           day of              19[ ]

BY

         HOPEWELL ENERGY INTERNATIONAL LIMITED, a private corporation, duly organized and existing under the laws of Hong Kong with its principal address at 64th Floor, Hopewell Centre, 183 Queen's Road East, Hong
         Kong represented by its [       ] who is duly authorized to represent
         it in this Agreement, hereinafter referred to as HOPEWELL

         NATIONAL POWER CORPORATION, a government owned and controlled corporation duly organised and existing under and by virtue of Republic Act No. 6395, as amended, with its principal office at the corner of Agham Road and Quezon Avenue, Diliman, Quezon City, Philippines,
         represented herein by its [       ], who is duly authorised to
         represent it in this Agreement, hereinafter referred to as NAPOCOR

         HOPEWELL POWER (PHILIPPINES) CORPORATION, a corporation incorporated in
         the Philippines and having its registered office at [       ],
         Philippines represented by its Director, [       ], who is duly
         authorised to represent it in this Agreement, hereinafter referred to as HOPEWELL PHILIPPINES.

WHEREAS

         (A)  This Undertaking is supplemental to an energy conversion agreement
(the "Project Agreement") dated [       ], 19[   ] and made between (1) NAPOCOR
and (2) HOPEWELL whereby HOPEWELL has agreed to design, build and operate a coal fired thermal power station in the Philippines and transfer the same to NAPOCOR on the Transfer Date (as defined therein).

         (B) HOPEWELL PHILIPPINES is a Philippine corporation and a subsidiary of HOPEWELL.

         (C) It is a condition precedent to the effectiveness of the Project Agreement that the parties hereto enter into this Accession Undertaking.

NOW IT IS HEREBY AGREED as follows:-


                                    Article 1

                                 Interpretation

         (A) Terms defined in the Project Agreement shall bear the same meaning herein.

         (B)   This Undertaking shall take effect on the Effective Date.

         (C)   Article headings are for ease of reference only.

         (D) In this Undertaking, the singular includes the plural and vice versa.

                                    Article 2

                       Accession of HOPEWELL PHILIPPINES


         (A) HOPEWELL PHILIPPINES shall become a party to the Project Agreement and shall perform and comply with all obligations on the part of HOPEWELL under the Project Agreement which necessarily have to be performed in the Philippines in respect of the development, construction and operation of the Project, including the importation into the Philippines of all equipment for the Project and the operation of the Power Station and all references to "HOPEWELL" in the Project Agreement (including without limitation in Articles 2, 3, 4, 5, 7, 8, 9 and 27 thereof) shall be construed to be reference to HOPEWELL PHILIPPINES to the full extent necessary to give effect to the foregoing.

         (B) NAPOCOR shall perform all obligations on its part under the Project Agreement as if HOPEWELL PHILIPPINES were named in the Project Agreement as a party thereto and HOPEWELL PHILIPPINES shall be entitled to all the rights, benefits and interests under the Project Agreement as if it were named as a party thereto including (without limitation) the benefits of all warranties and undertakings on the part of NAPOCOR in the Project Agreement.

         (C) HOPEWELL shall be jointly and severally liable with HOPEWELL PHILIPPINES for the performance of the obligations undertaken by HOPEWELL PHILIPPINES under Article 2(A) above, and undertakes to NAPOCOR that it shall, promptly upon its receipt of written demand from NAPOCOR, perform such obligations in accordance with the provisions of the Project Agreement.

         (D) Subject only to the above provisions, the Project Agreement and the respective rights and obligations of the Parties thereto under it shall continue in full force and effect.

                                    Article 3

                       Reference in the Project Agreement

As from the Effective Date, any reference in the Project Agreement to "this Agreement" and any reference, whether express or implied, to a clause or provision of the Project Agreement shall be deemed to be a reference to the Project Agreement and to an article or provision thereof as hereby supplemented and amended.

                                    Article 4

                                   Assignment

HOPEWELL PHILIPPINES and HOPEWELL may for the purposes of arranging or rearranging finance for the Project, assign or transfer all or any part of its rights and benefits under the Project Agreement as hereby supplemented and NAPOCOR shall duly acknowledge any such assignment or transfer of which it is given notice.

                                    Article 5

                              Law and Jurisdiction

The provisions of Articles 20, 22 and 24 of the Project Agreement shall apply to this Undertaking as if the same were herein repeated in full mutatis mutandis.


HOPEWELL ENERGY INTERNATIONAL LIMITED

By:

Telex:
Fax:


NATIONAL POWER CORPORATION

By:

Telex:      742-40120 NAPOCOR PM
Fax:        2 9224 339


HOPEWELL POWER (PHILIPPINES) CORPORATION

By:

Telex:
Fax:

                               THIRTEENTH SCHEDULE

               FORM OF LEGAL OPINION OF NAPOCOR'S GENERAL COUNSEL

From:    General Counsel to NAPOCOR

To:      Hopewell Energy International Limited and
         Hopewell Power (Philippines) Corporation

Dear Sirs,

         I have acted on behalf of National Power Corporation (NAPOCOR) in
connection with an agreement ("the Project Agreement") dated [        ] and made
between NAPOCOR (1) and Hopewell Energy International Limited (HOPEWELL) (2) and an agreement ("the Accession Undertaking" and together with the Project
agreement "the agreements") dated [        ], 19[ ] and made between HOPEWELL
(1), NAPOCOR (2) and Hopewell Power (Philippines) Corporation (3), I have examined an executed copy of the Agreements and such other documents as I have considered necessary or desirable to examine in order that I may give this opinion. Terms defined in the Agreements shall have the same meaning herein.

         I am of the opinion that:

         (i) NAPOCOR is a public corporation and validly existing under the laws of the Republic of the Philippines pursuant to Republic Act No. 6395 (as amended);

         (ii) NAPOCOR has the corporate or other power to enter into the Agreements and to exercise its rights and perform its obligations thereunder, and execution of the Agreements on behalf of NAPOCOR by the person(s) who executed the Agreements was duly authorised by NAPOCOR;

         (iii) all acts, conditions and things required by the laws and constitution of the Republic of the Philippines to be done, fulfilled and performed in order (a) to enable NAPOCOR lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it in the Agreements, (b) to ensure that the obligations expressed to be assumed by it in the Agreements are valid and enforceable by appropriate proceedings and (c) to make the Agreements admissible in evidence in the Republic of the Philippines have been done, fulfilled and performed in compliance with the laws and constitution of the Republic of the Philippines;

         (iv) the obligations expressed to be assumed by NAPOCOR in the Agreements are legal and valid obligations binding on NAPOCOR enforceable in accordance with the terms thereof;

         (v) the obligations expressed to be assumed by NAPOCOR in the Agreements are legal and valid obligations binding on NAPOCOR enforceable in accordance with the terms thereof;

         (vi) NAPOCOR is not entitled to claim any immunity from suit, execution attachment or other legal process in the Republic of the Philippines; and

         (vii) under the Constitution of the Philippines, it is recognized that no law impairing the obligation of contracts shall be passed and consequently the validity of the Agreements and the binding nature of the obligations of the parties thereunder are constitutionally safeguarded.

         This opinion is confined to matters of Philippine law and no opinion is expressed as to the laws of any other jurisdiction.

                                             Yours faithfully,

                               FOURTEENTH SCHEDULE

                            TESTS AND TEST PROCEDURES

INTRODUCTION

Tests are to be undertaken by HOPEWELL to ensure that the Power Station will perform in accordance with agreed specifications and parameters.

METHODOLOGY

The test methods employed and the test result calculations shall be in accordance with the latest American Society of Mechanical Engineers (ASME), Power Test Code, Institute of Electrical and Electronics Engineering (IEEE), Energy Power Research Institute (EPRI) or equivalent internationally-accepted standards.

The tests shall be conducted using all panel instruments installed in the control room unless otherwise required to use additional instrumentation. All instruments shall be calibrated prior to testing.

Detailed test procedures shall be agreed by NAPOCOR and HOPEWELL not later than three (3) months before actual test.

TEST

The following are the tests to be conducted by HOPEWELL:

1.       Preliminary Tests at Site

         Preliminary tests shall be carried out at site to ascertain correct execution of the erection works and tuning of the installed equipment and to verify characteristics and performance of equipment.

         Preliminary tests at site shall include the following:

         (a)      Radiographic Examination

                  (1)      100% of main steam and reheat steam line welding.

                  (2) 30% of water wall tubes, economizer, superheater, reheater and other pressure parts. Should welding failure occur, the percentage shall be subsequently doubled.

         (b) Hydrostatic test of pressure parts at 1.5(1) times the design pressure.

         (c)      Leak test on condenser and generator H2 cooling system.

         (d)      Pressure tests on ducts.


---------------

(1)      not valid for all parts

         (e)      Functional test of all equipment and plant system.

         (f)      Safety valve setting.

         (g)      Automatic intervention of standby equipment, where possible.

         (h) Balancing and vibration test of rotating equipment, where useful.

         (i)      No load test of the plant.

         (j)      Checking of all safety devices.

         (k) Other tests necessary to ascertain the safety and reliability of the Facility.

         All the above tests shall meet all the requirements of the specifications before any Performance and Efficiency Tests shall be performed.

2.       Performance Test

         Performance Tests on the Power Station shall ascertain the safety and reliability of the Power Station and its associated equipment in accordance with the contract provisions and guarantees. Performance Tests shall be performed prior to Efficiency Tests.

         The Performance Tests shall include the following:

         (a) Steam Generator and Auxiliaries (without any manual adjustment during the test).

                  (1) Attainment of guaranteed output using pulverized coal.

                  (2) Guaranteed start-up time from cold start to full load, and hot start to full load

                  (3) Keeping of the main steam pressure at rated value from 50% to 110% of the rated load.

                  (4) Keeping of rated value of main steam temperature from 60% to 110% of rated output.

                  (5) Capability to sustain emergency output. After having the plant load at 50%, 75%, 100% and 110% of rated output, the unit shall be disconnected from the network and it shall remain in operation feeding its own auxiliaries.

                  (6) Tripping of the plant at loads of 50%, 75%, 100% and 110% of rated output shall be tested. No perduring malfunction or endangering of the equipment shall take place and all controls shall operate safely.

                  (7) Rapid reduction of load when the load is above 50% of rated output, due to failure of either forced draft fan or induced draft fan, or failure of circulating water pump or of boiler feedwater pump without intervention of the standby pump, or turbine load reduction due to turbine auxiliary failure.

                  (8) Verification of silica content of main steam and steam from the drum at all loads.

                  (9)      Excess air at various loads.

                  (10)     Air leakage in the air heaters.

                  (11)     Guaranteed performance of steam coil air heaters.

                  (12) Guaranteed flue gas temperature at furnace exit and air heaters outlet.

                  (13) Automatic change-over of standby equipment (if any) at all load.

                  (14)     Correct operation of high pressure by-pass system.

                  (15) Verification of dust emission and S02 ground concentration level.

                  (16)     Correct operation of soot blowing system.

                  (17)     Operating at minimum load firing pure coal.

         (b) Steam Turbine and Auxiliaries (without any manual adjustment during the test).

                  (1)      Correct deaerating effect of condenser and deaerator.

                  (2)      Verification of the guaranteed output.

                  (3)      Performance and correct operation of all equipment.

                  (4)      Load rejection from 25%, 50%, 75%, 100% and 110% of
                           rated load feeding its own auxiliaries only.

                  (5)      Correct operation of low pressure by-pass system.

                  (6)      Tripping.

                  (7) Capability to sustain rapid reduction of load arising from failure of turbine auxiliaries.

                  (8)      Automatic change-over of standby equipment, if any.

                  (9) Capability to sustain rapid reduction of load arising from failure of boiler and its auxiliaries.

         (c)      Coal Handling Plant

                  (1) Verification of the guaranteed capacity of coal unloader, conveyors, stacker/reclaimer and crusher.

                  (2) Verification of power requirement of coal unloader, conveyor, stacker/reclaimer and crusher.

         (d)      Ash Handling Plant

                  (1)      Verification of the guaranteed capacity.

                  (2) Verification of automatic change-over of standby equipment.

                  (3) Verification of power requirements of blowers, pumps, etc.

         (e)      Water Treatment Plant


                  (1)      Verification of demineralized water quality.

                  (2)      Verification of plant capacity.

                  (3)      Verification of active life of filters.

                  (4) Verification of automatic change-over of standby equipment.

                  (5)      Verification of automatic operation of the plant.

          (f)     Auxiliary Equipment

                  (1)      Load test of overhead crane.

                  (2)      Load test of other cranes and hoisting equipment.

                  (3)      Operation of firefighting equipment.

                  (4)      Load test of air conditioning system.

                  (5)      Performance of sodium hypochlorinator equipment.

         (g)      Metereological and Environmental Monitoring Equipment.

3.       EFFICIENCY TEST

         Efficiency tests on each major equipment shall be conducted in order to assure that the functioning of each part of the equipment is in accordance with the contract provisions and guarantees.

         The efficiency test to be conducted are as follows:

         (a)      Steam Generator

                  The efficiency test shall be carried out in accordance with the provisions of ASME Power Test Code 4.1 - Heat Loss Method. All conditions stipulated in the ASME PTC 4.1 shall be followed as much as possible but certain provisions can be waived if the conditions of the Code cannot be met.

                  The efficiency test shall be conducted at 50%, 75% and 100% of rated load.

         (b)      Turbine Generator

                  The efficiency test shall be carried out in accordance with the provisions of ASME PTC 6.1.

                  Efficiency test shall be conducted at 50%, 75% and 100% of rated load.

         (c)      Auxiliary Power Consumption

                  All auxiliary power consumption at 100% load shall be measured. The total auxiliary power consumption of the Power Station shall be measured simultaneously and include but not limited to turbine auxiliaries, boiler auxiliaries, controls, water treatment, coal handling, domestic water supply and other consumers. The power consumption of coal handling, water treatment and other intermittent auxiliaries shall be pro-rated to the tested load measured in item (b).

                  The measurement shall be in accordance with ASME PTC 19.6 by watthour meter method.

All tests shall be carried out within a period of six months after first synchronisation. All tests not executed within this period shall be considered as having been successful executed.

                               FIFTEENTH SCHEDULE

                      REQUIRED PROJECT DESCRIPTION DATA FOR
                      ENVIRONMENTAL IMPACT ASSESSMENT STUDY

HOPEWELL shall provide NAPOCOR with the following project details which will be the bases for the environmental impact assessment study to be conducted by
NAPOCOR:

1.       Name and Address of Project Proponent

2.       Type of Project

3.       Overview/Summary

4.       Project Setting

         (a)      Declaration and Objectives

         (b)      The Need for Project (Power)

         (c)      Associated Projects

5.       The Proposal

         (A)      General Layout and Location

                  Exact project location properly superimposed on a 1:50,000 scale topographic map and detailed site layout of project facilities

          (b) Size and scale of project in terms of electricity output and fuel/other inputs, its projected life span and project cost

         (c)      Pre-Construction Details

         (d)      Construction Details

                  Detailed work program (i.e. from construction and implementation stage), including the number of workers in each phase of project development

         (e)      Operation and Maintenance

                  (1) Plan of operation, process flow description and flow chart

                  (2) All outputs of project, including gaseous and particulate emissions, liquid effluents, solid waste outputs etc. (Liquid effluents and atmospheric emissions should be described in terms of components and rate of production and discharge)

                  (3) Description of waste disposal or management system, including detailed description of facilities and measures to be adopted to minimise adverse environmental effects.

         (f)      Contingency Plans

                  (1)      Spontaneous Combustion

                  (2)      Fire

                  (3)      Oil Spill

                  (4)      Coal Spill

         (g)      Abandonment

         (h)      Air Pollutant Dispersion Modelling Data

                  (1)      Plant Capacity and Capacity Factor

                  (2)      Plant Efficiency

                  (3)      Stack Diameter

                  (4)      Stack Height

                  (5)      Stack Gas Exit Temperature and Velocity

                  (6)      Fuel Consumption, tons/hr

                  (7)      Coal HHV, kcal/kg

                  (8)      Coal Sulfur and ash content, trace metals

                  (9)      S02 emission concentration, sulfur in bottom ash

                  (10)     NOx emission concentration

                  (11)     Ambient temperature

         (i)      Wastewater Quality and Water Use

                  (1) temperature rise in cooling water system, CWS flow rate

                  (2)      freshwater use rate (provide breakdown)

                  (3)      wastewater volumes and characteristics

                  (4)      solid waste volumes and characteristics

                               SIXTEENTH SCHEDULE

                    SAMPLE COMPUTATIONS OF MONTHLY BILLINGS,
                   START-UP CHARGES, PENALTIES AND INCENTIVES

1.       PENALTY FOR LATE COMPLETION:

         Target Unit Completion Date                           -        July 31, 1995
         Actual Unit Completion Date                           -        December 1, 1995
         Delay in Completion                                   -        123 days
                                                                        --------
         Grace Period                                          -        30 days
                                                                        -------
         Net delay subject to penalty                          -        93 days
         Penalty rates:
                  First 60 days                                -        $10,000 per day
                  Succeeding 33 days                           -        $24,700 per day
         Penalty for delays:
                  First 60 days = 60 x 10,000                  =                          $  600,000
                  Succeeding 33 days = 33 x 24,700             =                          $  815,100
                                                                                          ----------
                           Total Penalties                     =                          $1,415,100
                                                                                          ==========

2.       MONTHLY CAPACITY BILLINGS; OUTAGES WITHIN ALLOWED LIMITS:

         Nominal Capacity (NC)                        -        350,000 KW
         Contracted Capacity (CC)                     -        350,000 KW
         Outage for the month                         -        6 days
         Accumulated Outages                          -        0 days
         Allowable Outages                            -        73 days
         Outages subject to penalty                   -        0 days

                  350,000 KW x 24 days x 24 hrs
Outage Factor = ---------------------------------  = 1
                350,000 KW x (30-6) days x 24 hrs

X     NC      < CC                  Y        =        0

         Capacity Fees:

         A.       Capital Recovery Fee:

                  ($21.00 x 350,000 x1) - (0)         =        $7,350,000

         B.       Fixed Operating Fee:

                  ($1.60 x 350,000 x 1) - (0)         =        $  560,000
                  (Psl.71 x 350,000 x 1) - (0)        =        Ps 598,500

         C.       Service Fee:

                  ($1.80 x 350,000 x 1) - (0)         =        $  630,000

         D.       Infrastructure Fee:

                  ($1.50 x 350,000 x 1) - (0)         =        $   525,000
                                                               -----------

                  Total Capacity Fees                 =        $ 9,065,000
                                                               Ps  598,500
                                                               ===========


3.       MONTHLY CAPACITY BILLINGS; OUTAGES IN EXCESS OF ALLOWED LIMITS:

         Nominal Capacity (NC)                        -        350,000 KW
         Contracted Capacity (CC)                     -        350,000 KW
         Outages for the month                        -        7 days
         Accumulated Outages, previous months         -        70 days
                                                               ----------
         Total Outages                                -        77 days
         Allowed Outages                              -        73 days
                                                               ----------
         Outages subject to penalty                   -        4 days

                                  350,000 KW x (30-7) days x 24 hrs
                  Outage Factor = --------------------------------- = 0.85
                                  350,000 KW x (30-3) days x 24 hrs

                  X     NC      < CC                  Y        =        0

         Capacity Fees:

         A.       Capital Recovery Fee:
                           ($21.00 x 350,000 xO.85) - (0)      =      $6,247,500

         B.       Fixed Operating Fee:

                  ($1.60 x 350,000 x 0.85) - (0)               =      $  476,000
                  (Psl.71 x 3,500,000 x 0.85) - (0)            =      Ps 508,725

         C.        Service Fee:

                  ($1.80 x 350,000 x 1) - (0)                  =      $  535,500

         D.        Infrastructure Fee:
                  ($1.50 x 350,000 x 1) - (0)                  =      $  446,250
                                                                      ----------

                  Total Capacity Fees                          =      $7,705,250
                                                                      Ps 508,725

                                                                      ==========

4.       REDUCED CONTRACTED CAPACITY DUE TO MANUFACTURING/MATERIAL DEFECT:

         Plant Capacity is reduced to 300,000 KW
         Duration = 30 days
         Accumulated Outages > Allowed Outages

                         300,000 KW x 30 days x 24 hours
         Outage Factor = ------------------------------- = 1
                         300,000 KW x 30 days x 24 hours

For the first 15 days:

Formula applied in accordance with provisions of 6.1.1 to 6.1.4.
Where CC < x NC   Y=l

         Capacity Fees:

         A.       Capital Recovery Fee:

                  ($21.00 x 300,000 x 1) (15 divided by 30) - (1 x 1.05) (21.00)
                  (350,000 - 300,000) (15 divided by 30)
                           = $2,598,750

         B.       Fixed Operating Fee:

                  ($1.60 x 300,000 x 1) (15 divided by 30) - (1 x 1.05) (1.6)
                  (350,000 - 300,000) (15 divided by 30)
                           = $198,000

                  (Ps 1.71 x 300,000 x 1) (15 divided by 30) - (1 x 1.05)
                  (1.71) (350,000 - 300,000) (15 divided by 30)
                           = Ps277,612.50

         C.       Service Fee:

                  ($1.80 x 300,000 x 1) (15 divided by 30) - (1 x 1.05) (1.80)
                  (350,000 - 300,000) (15 divided by 30)
                           = $222,750

         D.       Infrastructure Fee:

                  ($1.50 x 300,000 x 1) (15 divided by 30) - (1 x 1.05) (1.50)
                  (350,000 - 300,000) (15 divided by 30)
                           = $185,625

         For the second 15 days:

                  Formulae applied in accordance with provisions of 6.1.7.

         Capacity Fees:

         A1.      Capacity Recovery Fee:

                  ($21.00 x 300,000 x 1) (15 divided by 30)   =    $3,150,000

         B1.      Fixed Operating Fee:

                  ($1.60 x 300,000 x 1) (15 divided by 30)    =    $    240,000
                  (Ps 1.71 x 300,000 x 1) (15 divided by 30)  =    Ps   256,500

         C1.      Service Fee:

                  ($1.80 x 300,000 x 1) (15 divided by 30)    =    $    270,000

         D1.      Infrastructure Fee:

                  ($1.50 x 300,000 x 1) (15 divided by 30)    =    $    225,000
                                                                   ------------

         Total Capacity Fees                                  =    $7,090,125
                                                                   Ps 468,122.50
                                                                   =============

5. MONTHLY ENERGY BILLINGS; PLANT HEAT RATES WITHIN 2193 KCAL/KWHR TO 2300 KCAL/KWHR

         Energy Generated (ED)      -        252,000,000 KWHR
         Price of Coal (U)          -        $45.00/MT
         HRT      = 2200 KCAL/KWHR
         m        = 2193 KCAL/KWHR (initial value)
         n        = 2300 KCAL/KWHR (initial value)
         Va       = 0; m =< HRT =< n

         Energy Fees

         US$ Portion:
         First 75% of energy        = 189,000,000 x 0.0020 = $378,000
         Succeeding energy          =  63,000,000 x 0.0019 =  119,700
                                                             --------

         BER X ED                                          = $497,700
                                                             ========

         Energy Fees       = 497,700 + 0                   = $497,700
                                                             ========

         Philippines Peso Portion:
         First 75% of Energy = 189,000,000 x 0.0107 = Ps 2,022,300
         Succeeding Energy   =  63,000,000 x 0.0107 = Ps   674,100
                                                      ------------
         BER X ED                                   = Ps 2,696,400

         Energy Fees         = 2,696,400 + 0        = Ps 2,696,400

6.       MONTHLY ENERGY BILLINGS; PLANT HEAT RATES IN EXCESS OF GUARANTEE:

         HRT                        =   2,500 KCAL/KWHR
         HRG                        =   2,300 KCAL/KWHR
         HHV                        =   6,140 KCAL/KG
         U                          =   $45.00 per Metric Ton
         ED                         =   252,000,000 KWHR

         Vg = 252,000,000 x 2,300 x 1/6,140 x 1/1,000 = 94,397.39
         Vt = 252,000,000 x 2,500 x 1/6,140 x 1/1,000 = 102,605.76
         Vg - Vt = 94,397.39 - 102,605.76 = -8,208.47

         Energy Fees

         US$ Portion
         First 75% of energy: 189,000,000 x $0.002             =  $378,000
         Succeeding energy: 63,000,000 x $0.0019               =  $119,700
                                                                  --------
         BER x ED                                              =  $497,700

         Energy Fees: 497,700 + $45 (-8,208.4)                 =  $128,318.71

Philippine Peso Portion:

Where:

         U = Peso equivalent price of coal per metric ton corrected with a landing factor

           =      US$45.00 x Landing Factor x (Forex: $ to Ps)

                  Landing Factor = (1 + Duty + Insurance + Handling Fees)
                                 = (1 + 0.20 + 0.010 x 0.03)
                                 = 1.24 (to be adjusted at the time of coal
                                        purchase)
                  Forex: $ to Ps = 28 (to be adjusted at the time of coal
                                 purchase)

         U =      45 x 26 x 1.24
                  Ps 1,562.40

First 75% of Energy: 189,000,000 x Ps 0.0107  = Ps 2,022,300
Succeeding Energy  :  63,000,000 x Ps 0.0107  = Ps   674,100
                                                ------------
BER X ED                                      = Ps 2,696,400
Energy Fees = 2,696,400 + 1,562.40 (-8,208.47)= Ps10,128,513.53
                                                ===============
                                                   (Penalty)

7.       MONTHLY ENERGY BILLINGS; PLANT HEAT RATE BELOW GUARANTEE:

         HRT                        =   2,100 KCAL/KWHR
         HRG                        =   2,193 KCAL/KWHR
         HHV                        =   6,140 KCAL/KG
         U                          =   $45.00 per Metric Ton
         ED                         =   252,000,000 KWHR

         Vg = 252,000,000 x 2,193 x 1/6,140 x 1/1,000 =       90,005.86
         Vt = 252,000,000 x 2,100 x 1/6,140 x 1/1,000 =       86,188.93
         Vg - Vt = 90,005.86 - 86,188.93              =        3,816.93

         Energy Fees:

         US$ Portion
         First 75% of energy: 189,000,000 x $0.002    =      $378,000
         Succeeding energy: 63,000,000 x $0.0019      =      $119,700
                                                           ----------
         BER x ED                                     =       $497,700
         Energy Fees = 497,700 + $45 (3,816.93)       =    $669,461.85
                                                           ===========

         Philippine Peso Portion:
         First 75% of Energy = 189,000,000 x 0.0107   =    Ps 2,022,300
         Succeeding Energy   =  63,000,000 x 0.0107   =    Ps   674,100
                                                        ---------------
         BER x ED                                     =    Ps 2,696,400
         Energy Fees = 2,696,400 + 1,562.4 (3,816.93) = Ps 8,659,971.43

8.       EARLY COMPLETION INCENTIVE:

         Target Unit Completion Date         July 31, 1995
         Actual Unit Completion Date         July  1, 1995
         Early Completion                    30 days

         Plant Heat Rate is within Guarantee

         HRT      =    2200   KCAL/KWHR
         m        =    2193   KCAL/KWHR (initial value)
         n        =    2300   KCAL/KWHR (initial value)
         Va       =    0; m =< HRT =< n

Energy Generated (ED);
          350,000 KW x 24 hours per day x 30 days = 252,000,000 KWHR

             350,000 KW x 30 days x 24 hrs
         F = ----------------------------- = 1
             350,000 KW x 30 days x 24 hrs

         X        NC       <        CC                Y        =        0

         Early Completion Bonus

         Capital Recovery Fee:

         (350,000 x $21.00 x 1) - (0)                 =  $7,350,000

         Infrastructure Fee:

         (350,000 x $1.50 x 1) - (0)                  =  $  525,000

         Service Fee:

         (350,000 x $1.80 x 1) - (0)                  =  $  630,000

                  Total Bonus                                  = $8,505,000
                                                                 ==========

         Fees

         Fixed Operating Fee:

         (350,000 x $1.60 x 1) - (0)                  =  $  560,000
         (350,000 x Ps 1.71 x 1) - (0)                =   Ps598,500

         Energy Fees:

         US$ Portion:
         First 75% of energy:
                  189,000,000 KWHR x $0.002/KWHR      =  $  378,000

         Succeeding energy:
                  63,000,000 KWHR x $0.0019/KWHR      =     119,700
                                                         ----------

         Energy Fees - US$ Portion = 497,700 + 0      =  $  497,700
                                                         ==========

         Philippine Peso Portion:
         First 75% of Energy:
                  189,000,000 KWHR x 0.0107/KWHR               =  Ps 2,022,300
         Succeeding Energy:
                  63,000,000 KWHR x 0.0107/KWHR                =  Ps   674,100
                                                                  ------------
         BER X ED                                              =  Ps 2,696,400

         Energy Fees - Peso Portion = 2,696,400 + 0            =  Ps 2,696,400
                                                                 ==============

         Total Fees:       US$ Portion                         = US$  1,057,700
                           Philippine Peso Portion             = Ps   3,294,900
                                                                 ==============

                              SEVENTEENTH SCHEDULE

                     ACCESS ROAD AND BRIDGE SPECIFICATIONS

LOCATION

The Access Road and Bridge shall be constructed from the main access gate of the Power Station to the main national highway with approximate route as shown in the attached plan.

SPECIFICATIONS

The Access Road and Bridge shall be capable of taking, carrying and handling the loads of all types of vehicles in all weather conditions during the construction, operation and maintenance of the Power Station and shall be completed before the Effective Date.

The Access Road shall be complete in all aspect to include but not limited to: drainage crossings and/or access, culverts, containment walls, embankments, approaches to bridges, railings, shoulders & corresponding stabilization means.

                              PROPOSED ACCESS ROAD

                                     [MAP]

                                 SIGNATURE PAGE


HOPEWELL ENERGY INTERNATIONAL LIMITED




SIGNED by GORDON WU YING       )
SHEUNG and EDDIE HO PING       )
CHANG for and on behalf of     )                     /s/ Gordon Wu Ying Sheung
HOPEWELL ENERGY INTERNATIONAL  )                    ---------------------------
LIMITED (Telex No. 72485 or    )                       Gordon Wu Ying Sheung
76437 HOWEL HX)                )



                                                      /s/ Eddie Ho Ping Chang
                                                    ---------------------------
                                                        Eddie Ho Ping Chang



NATIONAL POWER CORPORATION



SIGNED by PABLO MALIXI         )
for and on behalf of           )                          /s/ Pablo Malixi
NATIONAL POWER CORPORATION     )                    ---------------------------
(Telex No. 40120 NAPOCOR PM)   )                            Pablo Malixi




Representatives of the parties hereto have signed this Agreement in the presence of the following witnesses:



/s/ Ernesto Aboltil                                 /s/ Stewart WG Elliott
--------------------------                          --------------------------
Ernesto Aboltil                                     Stewart WG Elliott
Chairman                                            Director
NATIONAL POWER CORPORATION                          HOPEWELL HOLDINGS LIMITED




                                       84